--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549
                              --------------------

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): November 30, 2000
                                                         -----------------


                    International Thoroughbred Breeders, Inc.
                    -----------------------------------------
             (Exact name of registrant as specified in its charter)


        Delaware                   0-9624                      22-2332039
----------------------------    ------------              -------------------
(State or other jurisdiction    (Commission                (I.R.S. Employer
     of incorporation)           File Number)             Identification No.)


                    Route 70 and Haddonfield Road
                       Cherry Hill, New Jersey             08034
               ---------------------------------------------------
               (Address of principal executive offices)  (Zip Code)



        Registrant's telephone number, including area code: 856-488-3838

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                    INTERNATIONAL THOROUGHBRED BREEDERS, INC.
                                AND SUBSIDIARIES

Item 2. Acquisition or Disposition of Assets.


     On November 30, 2000, International Thoroughbred Breeders, Inc. ("ITB" or the "Company"), through its wholly-owned subsidiary, GSRT, LLC, closed on the sale (the "Garden State Transaction") of the Garden State Park property (the
"Garden State Park Property") in Cherry Hill, New Jersey, to Realen-Turnberry/Cherry Hill, LLC ("Realen"). The purchase price was $30 million and was paid by: (i) previous cash deposits totaling a $1,000,000; (ii) a promissory note in the face amount of $10 million (the "Note"); and (iii) the balance of the purchase price paid in cash at the closing.

     The cash proceeds of the Garden State Transaction were principally used by the Company to repay in full the outstanding balances on the Company's debt to Credit Suisse First Boston Mortgage Capital LLC ("Credit Suisse") of approximately $14.3 million and to repay in full approximately $3.75 million of principal and interest on the debt to the Chapter 11 Bankruptcy Trustee for the estate of Robert E. Brennan which was incurred to purchase 2,904,016 shares of the Company's Common Stock.

     Under the Note, the interest rate will be adjusted from time to time since the interest actually payable will be dependent upon, and payable solely out of, the buyer's net cash flow available for distribution to its equity owners ("Distributable Cash"). After the equity investors in the buyer have received aggregate distributions equal to their capital contributions plus an agreed upon return on their invested capital, the next $10 million of Distributable Cash will be paid to the Company. The Company will thereafter receive payments under the Note equal to 33 1/3% of all Distributable Cash until the maturity date, which occurs on the 15th anniversary of the issuance of the Note. The Company may convert the promissory note, at its option, into a 33 1/3% equity interest in Realen during the six month period prior to the 15th anniversary of the issuance of the Note. If not then converted, the Note will be payable at maturity on said 15th anniversary in an amount equal to (i) the difference, if any, between $10 million and total payments previously made to the Company under the Note and (ii) 33 1/3% of any excess of the fair market value of Realen's assets over the sum of its liabilities (other than the Note) and any unreturned equity investment of its owners.

                    INTERNATIONAL THOROUGHBRED BREEDERS, INC.
                                AND SUBSIDIARIES


Item 7. Financial Statements, Pro Forma Financial Information and Exhibits
        (b) Pro Forma Financial Information


                 UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEETS
                            AS OF SEPTEMBER 30, 2000

                                          ASSETS
                                        As Reported                              As Adjusted
                                        September 30,                             Pro Forma
                                            2000           Pro Forma               Balance
                                        (UNAUDITED)        Adjustments              Sheet
                                       ------------     ------------------   ----------------
CURRENT ASSETS:
     Cash and Cash Equivalents         $    344,178     $    1,062,603 (4)   $      2,406,591
                                                               (75,000)(7)
                                                              (300,000)(7)
                                                             1,374,810 (7)
     Restricted Cash and Investments      1,671,173           (504,342)(3)          1,166,831
     Prepaid Expenses                       266,603                500 (4)            267,403
                                                                   300 (4)
     Other Current Assets                   523,784           (500,000)(5)              9,866
                                                               (13,918)(5)
                                        -----------                           ---------------
          TOTAL CURRENT ASSETS            2,805,738                                 3,850,691
                                        -----------                           ---------------

NET ASSETS OF DISCONTINUED
 OPERATIONS - Long Term                  30,000,000        (28,696,544)(4)            250,000
                                                            (1,053,456)(4)

LAND, BUILDINGS AND EQUIPMENT:
     Land and Buildings                     214,097                                   214,097
     Equipment                            1,196,666           (700,000)(4)            496,666
                                        -----------                           ---------------
                                          1,410,763                                   710,763
     LESS: Accumulated Depreciation         401,747                                   401,747
                                        -----------                           ---------------
      TOTAL LAND, BUILDINGS AND
       EQUIPMENT, NET                     1,009,016                                   309,016
                                        -----------                           ---------------

OTHER ASSETS:
     Notes Receivable                    23,000,000         10,000,000(4)          33,700,000
                                                               700,000(4)
     Deposits and Other Assets              906,204            146,664(4)           1,052,868
                                        -----------                           ---------------
          TOTAL OTHER ASSETS             23,906,204                                34,752,868
                                        -----------                           ---------------

TOTAL ASSETS                           $ 57,720,958                          $     38,162,575
                                        ===========                           ===============

See Notes to Pro Forma Financial Statements.

                    INTERNATIONAL THOROUGHBRED BREEDERS, INC.
                                AND SUBSIDIARIES
                 UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEETS
                            AS OF SEPTEMBER 30, 2000

                      LIABILITIES AND STOCKHOLDERS' EQUITY

                                             As Reported                       As Adjusted
                                            September 30,                       Pro Forma
                                                2000          Pro Forma          Balance
                                             (UNAUDITED)     Adjustments          Sheet
                                            ------------  -----------------   ------------
CURRENT LIABILITIES:
     Accounts Payable                       $     37,185  $                   $     37,185
     Accrued Expenses                            895,571         50,000 (4)        945,571

     Current Maturities of Long-Term Debt     18,654,555     (3,652,226)(2)        229,559
                                                               (104,749)(2)
                                                            (14,668,021)(3)
     Net Liabilities of Discontinued
       Operations - Current                    1,462,709     (1,000,000)(1)        386,310
                                                                 61,583 (1)
                                                               (137,982)(6)
                                            ------------                       -----------
         TOTAL CURRENT LIABILITIES            21,050,020                         1,598,625
                                            ------------                       -----------

DEFERRED INCOME                                2,786,589      1,000,000 (1)      3,062,188
                                                                (61,583)(1)
                                                              3,758,162 (2)
                                                             14,544,889 (3)
                                                            (18,539,933)(4)
                                                               (513,918)(5)
                                                                137,982 (6)
                                                                (50,000)(4)
                                             -----------                       -----------
LONG-TERM DEBT, Net of Current Portion           482,000                           482,000
                                             -----------                       -----------

COMMITMENTS AND CONTINGENCIES                      -                                 -


                           CONTINUED ON FOLLOWING PAGE

                    INTERNATIONAL THOROUGHBRED BREEDERS, INC.
                                AND SUBSIDIARIES
                 UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEETS
                            AS OF SEPTEMBER 30, 2000


                                                                As Reported                    As Adjusted
                                                               September 30,                    Pro Forma
                                                                    2000         Pro Forma       Balance
                                                                (UNAUDITED)     Adjustments       Sheet
                                                             ---------------   -------------  -----------------
     STOCKHOLDERS' EQUITY:
     Series A Preferred Stock, $100.00 Par Value,
       Authorized 500,000 Shares, Issued
       and Outstanding 362,486 Shares                             36,248,575                         36,248,575
     Common Stock, $2.00 Par Value, Authorized
     25,000,000 Shares, Issued 11,884,276 Shares
     and Outstanding 8,980,266 Shares                             23,768,551                         23,768,551
     Capital in Excess of Par                                     26,144,328                         26,144,328
     (Deficit) (subsequent to June 30, 1993,
        date of quasi-reorganization)                            (45,473,648)     617,413           (44,856,235)
                                                             ---------------                  -----------------
          TOTAL                                                   40,687,806                         41,305,219
     LESS: Treasury Stock, 2,904,016 Shares, at cost              (7,260,040)                        (7,260,040)
     LESS: Deferred Compensation, Net                                (25,417)                           (25,417)
                                                             ---------------                  -----------------
          TOTAL STOCKHOLDERS' EQUITY                              33,402,349                         34,019,762
                                                             ---------------                  -----------------

TOTAL LIABILITIES AND STOCKHOLDERS'
 EQUITY                                                      $    57,720,958                  $      39,162,575
                                                             ===============                  =================

See Notes to Pro Forma Financial Statements.

                    INTERNATIONAL THOROUGHBRED BREEDERS, INC.
                                AND SUBSIDIARIES
       UNAUDITED PRO FORMA ADJUSTED CONSOLIDATED STATEMENTS OF OPERATIONS
                  FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2000

                                         As Reported
                                       Three Months
                                          Ended                      As Adjusted
                                        September 30,    Pro Forma     Company
                                           2000         Adjustments   Pro Forma
                                       ------------    ------------  -----------

REVENUE:
     Revenue                            $    76,407      (75,000)(7) $    1,407
     Interest Income                         30,810    $   1,785 (3)     32,595
                                         ----------                   ----------
                      TOTAL REVENUES        107,217                      34,002
                                         ----------                   ----------

EXPENSES:
     General & Administrative Expenses      571,992                     571,992
     Interest and Financing Expenses          4,977        1,187 (2)    389,159
                                                           1,995 (3)
                                                          81,000 (3)
                                                         300,000 (3)
                                         ----------                   ----------
                      TOTAL EXPENSES        576,969                     961,151
                                         ----------                   ----------

NET (LOSS)                              $ (469,752)                  $ (927,149)
                                         ==========                   ==========

BASIC AND DILUTED PER SHARE DATA:
NET (LOSS)                              $    (0.05)                  $    (0.10)
                                         ==========                   ==========

WEIGHTED AVERAGE
  COMMON SHARES OUTSTANDING               8,980,244                   8,980,244
                                         ==========                   ==========

See Notes to Pro Forma Financial Statements.

                    INTERNATIONAL THOROUGHBRED BREEDERS, INC.
                                AND SUBSIDIARIES
       UNAUDITED PRO FORMA ADJUSTED CONSOLIDATED STATEMENTS OF OPERATIONS
                        FOR THE YEAR ENDED JUNE 30, 2000

                                        As Reported               As Adjusted
                                           June 30,    Pro Forma     Company
                                            2000      Adjustments   Pro Forma
                                         ----------  ------------  ------------

REVENUE:
     Revenue                           $    337,334   (300,000)(7) $     37,334
     Interest Income                        109,254  $   1,785 (3)      111,039
                                         ----------                 -----------
                      TOTAL REVENUES        446,588                     148,372
                                         ----------                 -----------

EXPENSES:
     General & Administrative Expenses    2,644,384                   2,644,384
     Interest and Financing Expenses      3,771,401       1,187(2)    2,780,773
                                                          1,995(3)
                                                         81,000(3)
                                                        300,000(3)
                                                    (1,374,810)(7)
     El Rancho Property Carrying Costs    1,011,634                   1,011,634
                                         ----------                 -----------
                      TOTAL EXPENSES      7,427,419                   6,436,791
                                         ----------                 -----------

NET (LOSS)                             $ (6,980,831)               $ (6,288,419)
                                         ==========                 ===========

BASIC AND DILUTED PER SHARE DATA:
NET (LOSS)                             $     (0.78)                $      (0.70)
                                         ==========                 -----------

WEIGHTED AVERAGE
  COMMON SHARES OUTSTANDING               8,980,244                   8,980,244
                                         ==========                 ===========

See Notes to Pro Forma Financial Statements.

                    INTERNATIONAL THOROUGHBRED BREEDERS, INC.
                                AND SUBSIDIARIES

                 NOTES TO PRO FORMA CONSOLIDATED BALANCE SHEETS
                          AND STATEMENTS OF OPERATIONS


(1) In connection with extending the closing date of on the sale of the Garden State Park property, Realen made non-refundable deposits in the amount of $1,000,000 and incurred legal fees associated with the extensions of $61,583, both of which were deferred and classified as net liabilities of discontinued operations, current.


                                          Debit             Credit
                                    ---------------     --------------
Net Liabilities of Discontinued
Operations - Current              $       1,000,000    $
Net Liabilities of Discontinued
Operations - Current                                            61,583
Deferred Gain on Disposition                 61,583
Deferred Gain on Disposition                                 1,000,000
                                    ---------------     --------------
                                  $       1,061,583    $     1,061,583
                                    ===============     ==============

(2) In connection with the sale of the Garden State Park property, the Company used $3,758,162 to retire the debt including the related interest, which was incurred to purchase 2,904,016 shares of the Company's Common Stock, to the Chapter 11 Bankruptcy Trustee for the estate of Robert E. Brennan.


                                          Debit             Credit
                                    ---------------     --------------
Current Maturities of LTD         $       3,652,226    $
Current Maturities of LTD -
   Accrued Interest                         104,749
Interest                                      1,187
Deferred Gain on Disposition                                 3,758,162
                                    ---------------     --------------
                                  $       3,758,162    $     3,758,162
                                    ===============     ==============

                    INTERNATIONAL THOROUGHBRED BREEDERS, INC.
                                AND SUBSIDIARIES

                 NOTES TO PRO FORMA CONSOLIDATED BALANCE SHEETS
                          AND STATEMENTS OF OPERATIONS


(3) In connection with the sale of the Garden State Park property, the Company used proceeds in the amount of $14,544,889 and $506,127 of previously deposited escrow funds and accrued interest to retire the Credit Suisse debt, accrued interest and related expenses. For both the year ended June 30, 2000 and the three months ended September 30, 2000, the pro forma adjustments eliminate the effects on Legal expenses and Fees associated with the Credit Suisse debt repaid in connection with the sale of the Garden State Park property.


                                      Debit             Credit
                                  -------------     ---------------
Current Maturities of LTD         $  14,668,021     $
Deferred Gain on Disposition                           14,544,889
Interest Expense                          1,995
Legal Fees                               81,000
Financing Fee                           300,000
Escrow Funds                                              504,342
Accrued Interest Income                                     1,785
                                  -------------     -------------
                                  $  15,051,016     $  15,051,016
                                  =============     =============

(4) Pro forma adjustment to record the sale of the Garden State Park property and a $10,000,000 promissory note of the buyer which will be convertible at the Company's option into a 331/3% equity interest in the buyer, depending upon certain circumstances. In addition, the Company sold two large bronze sculptures located on the Garden State Park property that were previously purchased by the Company from a son of Robert E. Brennan for $700,000. The sales price of the sculptures was $700,000. The Company also determined that an adjustment was needed to reduce personal property that was not included in the sale to its fair value after the sale.


                                       Debit           Credit
                                    ------------    --------------
Cash & Cash Equivalents           $   1,062,603     $
Note Receivable                      10,000,000
Note Receivable                         700,000
Deferred Gain on Disposition         18,589,933
Net Assets of Discontinued
 Operations, Long-Term                                 28,696,544
Net Assets of Discontinued
 Operations, Long-Term                                  1,053,456
Artwork                                                   700,000
Other Assets                            146,664
Prepaid Expenses                            800
Accrued Expenses                                           50,000
                                    -----------     -------------
                                  $  30,500,000     $  30,500,000
                                    ===========     =============

                   INTERNATIONAL THOROUGHBRED BREEDERS, INC.
                                AND SUBSIDIARIES

                 NOTES TO PRO FORMA CONSOLIDATED BALANCE SHEETS
                          AND STATEMENTS OF OPERATIONS


(5) In connection with the sale of the Garden State Park property, Turnberry/Las Vegas Boulevard, LLC repaid to the Company a loan which had been made by the Company in connection with the sale of the El Rancho property in May 2000.


                                       Debit       Credit
                                     ---------    ---------
Deferred Gain on Disposition         $ 513,918    $
Notes Receivable - Current                          500,000
Accrued Interest Receivable                          13,918
                                     ---------    ---------
                                     $ 513,918    $ 513,918
                                     =========    =========

(6) In connection with the sale of the Garden State Park property, a note associated with certain equipment at the Garden State Park facility was paid by Realen. Realen will take title to the equipment.


                                        Debit       Credit
                                     ----------    ---------
Current Maturities of Long-Term Debt $ 137,982
Deferred Gain on Disposition                       $ 137,982

(7) For both the year ended June 30, 2000 and the three months ended September 30, 2000, the pro forma adjustments eliminate the effects on the rental income and interest expense associated with the Credit Suisse debt and the Trustee debt repaid in connection with the sale of the Garden State Park prperty.

                    INTERNATIONAL THOROUGHBRED BREEDERS, INC.
                                AND SUBSIDIARIES


     (c) Exhibits.

          The following exhibits are filed as part of this Report:

          10.1 Note Agreement between GSRT, LLC, and Realen-Turnberry/Cherry Hill, LLC, as Issuer, dated as of November 29, 2000.

          10.2 $10,000,000.00 Promissory Note dated November 29, 2000, from Realen-Turnberry/Cherry Hill, LLC to GSRT, LLC.

          10.3 Security  Agreement,  dated as of November 29, 2000, by and among
               Realen-Turnberry/Cherry   Hill,  LLC,  its  sole  member  Realen-
               Turnberry/Cherry Hill Associates and GSRT, LLC..

                    INTERNATIONAL THOROUGHBRED BREEDERS, INC.
                                AND SUBSIDIARIES


                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.


December 8, 2000                        /s/Francis W. Murray
                                        --------------------------------
                                        Francis W. Murray, President and
                                           Chief Executive Officer




December 8, 2000                        /s/William H. Warner
                                        -------------------------------------
                                        William H. Warner
                                        Secretary/Treasurer
                                        (Principal Financial and
                                         Accounting Officer)

                                  EXHIBIT INDEX


Exhibit No.                  Description of Document


     10.1 Note Agreement between GSRT, LLC, and Realen-Turnberry/Cherry Hill, LLC, as Issuer, dated as of November 29, 2000.

     10.2 $10,000,000.00 Promissory Note dated November 29, 2000, from Realen-Turnberry/Cherry Hill, LLC to GSRT, LLC.

     10.3 Security  Agreement,  dated as of  November  29,  2000,  by and  among
          Realen-     Turnberry/Cherry    Hill,    LLC,    its    sole    member
          Realen-Turnberry/Cherry Hill Associates and GSRT, LLC.


Ehibit 10.1

--------------------------------------------------------------------------------

                                 NOTE AGREEMENT
                                     between
                               GSRT, LLC, as Payee
                                       and
                  REALEN-TURNBERRY/CHERRY HILL, LLC, as Issuer
                          Dated as of November 29, 2000
--------------------------------------------------------------------------------

                                TABLE OF CONTENTS

                                                                        Page

SECTION 1 - ISSUANCE OF NOTE                                             1
   1.1         Authorization of Note.                                    1
   1.2         Issuance of the Note                                      1
   1.3         Definitions, etc.                                         1
SECTION 2 - REPRESENTATIONS AND WARRANTIES OF THE  COMPANY               1
   2.1         Organization and Authority.                               1
   2.2         Membership Interests; Operating Agreement.                2
   2.3         Contravention; Authority.                                 2
   2.4         Consents.                                                 3
   2.5         Compliance with Other Instruments, etc.                   3
   2.6         Compliance with Law, etc.                                 3
   2.7         Litigation.                                               3
   2.8         Broker's or Finder's Commissions.                         4
   2.9         Other Names.                                              4
   2.10        Solvency.                                                 4
   2.11        Transactions with Affiliates.                             4
SECTION 2A - REPRESENTATIONS AND WARRANTIES OF THE PAYEE                 4
SECTION 3 - CONDITIONS TO OBLIGATION OF PAYEE TO ACCEPT THE NOTE         6
   3.1         Opinion of Counsel of the Company.                        6
   3.2         Performance of Obligations.                               6
   3.3         Representations True; No Note Event of Default.           6
   3.4         Consents and Approvals.                                   7
   3.5         Operating Agreement.                                      7
   3.6         Proceedings, Instruments, etc.                            7
   3.7         Closing Documents.                                        7
   3.8         Legislation.                                              7
   3.9         No Proceedings.                                           7
   3.10        Agreement of Sale.                                        7
   3.11        Security Agreement.                                       8
SECTION 4 - NEGATIVE COVENANTS                                           8
   4.1         Covenants of the Company.                                 8
SECTION 5 - AFFIRMATIVE COVENANTS                                        9
   5.1         Existence.                                                9
   5.2         Maintenance of Properties and Business, etc.              9
   5.3         Notice of Certain Events and Conditions.                  10
   5.4         Inspection.                                               11
   5.5         Payment of Taxes and Claims.                              11
   5.6         Payment; Performance of Contracts.                        12
   5.7         Financial Statements.                                     12
   5.8         Copies of Management Letters, etc.                        12
   5.9         Management.                                               13
   5.10  Notice and Payment of Subject Costs and Expenses                13
SECTION 6 - NOTE CONVERSION OPTION                                       14

   6.1         Grant of Note Conversion Option.                          14
   6.2  Access to Information                                            15
SECTION 7 - DEFINITIONS; MISCELLANEOUS                                   15
   7.1         Definitions.                                              15
   7.2         Directly or Indirectly.                                   22
   7.3         Accounting Terms.                                         22
   7.4         Governing Law.                                            22
   7.5         Independence of Covenants.                                22
   7.6         Construction.                                             22
   7.7         Notices.                                                  23
   7.8         Survival.                                                 24
   7.9         Successors and Assigns; Transfer of the Note.             24
   7.10        Amendment and Waiver.                                     24
   7.11        Severability.                                             25
   7.12 Indemnification Against Claims, etc.                             25
   7.13        Counterparts.                                             26
   7.14        Reproduction of Documents.                                26
   7.15        Captions.                                                 26
   7.16        No Agency.                                                26
   7.17        Entire Agreement.                                         26
   7.18        No Waiver.                                                27
   7.19        Expenses.                                                 27
   7.20        Subordination; Estoppel.                                  26
   7.21  Set-Off for Certain Excess Conveyance Obligation Costs,
          Chiller Obligations and Excess Environmental Costs             27


                                    EXHIBITS
Exhibit A...........................................................Form of Note
Exhibit B.............................................Form of Security Agreement

                                    SCHEDULES
Schedule 2.11...................................... Transactions with Affiliates

                                 NOTE AGREEMENT

     This NOTE AGREEMENT ("Agreement") is dated as of November 29, 2000, between GSRT, LLC, a Delaware limited liability company (the "Payee"), and Realen-Turnberry/Cherry Hill, LLC, a Delaware limited liability company, as issuer (the "Company"). In consideration of the premises and mutual covenants and agreements contained in this Agreement, the parties hereto agree as follows:

1.   ISSUANCE OF NOTE

     1.1 Authorization and Terms of Note.

     The Company has duly authorized the execution, delivery, and issuance of a promissory note having a principal amount of $10,000,000 and a maturity date of the fifteenth (15th) anniversary of the date of issuance (which, together with any note or notes, issued in substitution therefor or upon transfer to a Person other than the Payee, is herein collectively referred to as the "Note"). The Note shall have such terms, provisions and conditions as are set forth in the form of the Note attached as Exhibit A hereto and made a part hereof.

     1.2 Issuance of the Note.

     (a) Consideration. On the terms and subject to the conditions hereof, the Company agrees to issue and the Payee agrees to accept the Note in payment of $10 million of the purchase price payable by the Company to the Payee pursuant to that certain Agreement of Sale dated as of January 25, 2000, between the Company and the Payee, as amended (the "Agreement of Sale").

     (b) The Closing. The Note is to be issued and delivered at closing under the Agreement of Sale (the date and time of such closing being hereinafter called the "Closing Date").

     1.3 Definitions, etc. Certain terms used in this Agreement and/or the Note are defined in Section 7 hereof; references to a "Schedule" or "Exhibit" are, unless otherwise specified, to the Schedules and Exhibits attached to this Agreement. All of the Schedules and Exhibits attached to this Agreement are hereby incorporated by reference herein in their entirety.

2.   REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

     The Company hereby represents and warrants to the Payee as follows:

     2.1 Organization and Authority.  The Company:

     a) is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware;

     b) has all requisite power and authority to own and operate its properties, to conduct its business as currently conducted and as currently proposed to be conducted;

     c) is duly qualified to do business as a foreign limited liability company and is in good standing in New Jersey, if required by New Jersey law to be so qualified; and

     d) has no Subsidiaries, does not own, directly or indirectly, more than one percent (1%) of the total outstanding capital stock or similar class of equity securities of any Person, and does not, directly or indirectly, exercise control or have the ability, directly or indirectly to exercise control, over any Person.

     2.2 Membership Interests; Operating Agreement. On the date hereof and on the Closing Date, 100% of the outstanding membership interests of the Company are owned, of record and beneficially, by Realen-Turnberry/Cherry Hill
Associates,  a Delaware  general  partnership the sole general partners of which are Realen Garden State Park Associates, L.P., a Pennsylvania limited partnership, and Soffer/Cherry Hill Partners, L.P., a Florida limited partnership. There are no Liens, encumbrances, subscriptions, options, warrants, calls or other rights, agreements or commitments (other than the conversion rights of Payee hereunder) relating to the purchase from or issuance by the Company of any membership interests. No further approval or authority of the Members will be required for the issuance and sale to the Payee of the membership interests pursuant to the provisions of Section 6.1 of this Agreement. The Company is not subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any outstanding membership interests in the Company.

     2.3 Contravention; Authority.

     (a) Contravention. The execution, delivery and performance by the Company of this Agreement, and the execution, delivery, offer, sale and issuance by the Company of the Note and each of the other documents and agreements related to any of the foregoing, the consummation by the Company of the transactions contemplated hereby and thereby, and the incurrence by the Company of the debt represented by the Note will not, with or without the giving of notice, the passage of time or both, (i) result in any breach or violation of, or conflict with, any statute, law (including any judicial decision), or any judgment, writ, injunction, order, rule, award, decree or regulation of any court, governmental authority or arbitration board or other tribunal; (ii) violate or result in any breach of any of the provisions of, or constitute a default under, give rise to a right of termination or cancellation of, or accelerate the performance required by any terms of, as the case may be, any indenture, mortgage, agreement, lease, license, note, permit, franchise, contract, deed of trust or other instrument to which the Company is a party or by which the Company or any of its properties may be bound, or result in the creation of any Lien upon any of the properties or assets owned by the Company; or (iii) violate or conflict with any provision of the certificate of formation or Operating Agreement of the Company.

     (b) Validity. The Company has all requisite power and authority to execute, deliver and perform this Agreement, to execute, deliver, issue, sell and pay or satisfy its obligations under the Note, and to consummate the transactions contemplated hereunder. This Agreement has been and, upon consummation of the Closing, the Note will have been, duly and validly authorized, executed and delivered by the Company, and this Agreement constitutes and, upon consummation of the Closing, the Note will constitute, legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally and except as enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law). The Sole Member has all requisite power and authority to execute, deliver and perform the Security Agreement, and to consummate the transactions contemplated thereunder. The Security Agreement has been duly and validly authorized, executed and delivered by the Sole Member, and constitutes the legal, valid and binding obligation of the Sole Member, enforceable against the Sole Member in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally and except as enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

     2.4 Consents. The execution, delivery and performance by the Company of this Agreement and the consummation of the transactions contemplated hereby, and the execution, delivery and issuance by the Company of the Note, are within its powers, have been duly authorized by all necessary action on its part and do not and will not require any consent or approval of any Person (other than consents or approvals which have been obtained) or any authorization, consent or approval by, or registration, qualification, declaration or filing with, or notice to any federal, state, municipal or other governmental body, official, department, commission, board, bureau, agency or instrumentality, domestic or foreign (other than actions and filings that have been taken or made). The Company has obtained all consents, approvals or authorizations of, made all declarations or filings with, and given all notices to, all federal, state or local governmental or public authorities or agencies which are necessary for the conduct by the Company of its businesses as now conducted or as proposed to be conducted and which the failure to so obtain, make or give might have a Material Adverse Effect.

     2.5 Compliance with Other Instruments, etc. The Company is not: (a) in violation of any term of its Operating Agreement or certificate of formation; or
(b) in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in, and is not otherwise in default under, (i) any evidence of Indebtedness for Money Borrowed or any other evidence of Indebtedness or any instrument or agreement under or pursuant to which any evidence of Indebtedness for Money Borrowed or other evidence of Indebtedness has been issued, or (ii) any other material instrument or agreement to which it is a party or by which it is bound or any of its properties is affected.

     2.6 Compliance with Law, etc. The Company is not in violation of laws, ordinances or governmental rules and regulations to which it is subject, except where such violations(s) would not have a Material Adverse Effect. The Company is not in default with respect to any order, decision, finding, writ, injunction, judgment or decree of any court or other governmental or public body, department, official, authority or agency or arbitrator or arbitration panel except where such default would not have a Material Adverse Effect.

     2.7 Litigation. There is no suit, claim, action, proceeding or investigation pending or, to the best knowledge of the Company, threatened, against the Company which, individually or in the aggregate, might have a Material Adverse Effect, or a material adverse effect on the ability of the Company to consummate the transactions contemplated in this Agreement.

The Company is not subject to any outstanding order, writ, injunction or decree which, insofar as can be reasonably foreseen, individually or in the aggregate, might have a material adverse effect on the ability of the Company to consummate the transactions contemplated by this Agreement or that could question the validity or enforceability of this Agreement or the Note.

     2.8 Broker's or Finder's Commissions. No broker's or finder's fee or similar fee or commission will be payable by the Company with respect to the issuance and delivery of the Note or with respect to any of the transactions contemplated hereby.

     2.9 Other Names. The Company was formed as a Delaware limited liability company under the name "Turnberry/Cherry Hill LLC" and, by a certificate of amendment filed with the Delaware Secretary of State, has changed its name to "Realen-Turnberry/Cherry Hill, LLC." Jeffrey Soffer originally was Managing Member of the Company. The businesses conducted by the Company and the Sole Member prior to the date hereof have not been conducted, during the past four
(4) months, under any names other than their present names or, in the case of the Company, under its original name stated above.

     2.10 Solvency. The Company is and, immediately after giving effect to the issuance and delivery of the Note and the consummation of the other transactions contemplated by this Agreement will be, Solvent.

     For purposes of this Section 2.10, the term "Solvent" shall mean that:

     (a) the assets of the Company, at a fair valuation, exceed the total liabilities (including contingent, subordinated, unmatured and unliquidated liabilities) of the Company; and

     (b) the Company does not have an unreasonably small capital with which to engage in its current or anticipated business.

     For purposes of this Section 2.10, the "fair valuation" of the assets of the Company shall be determined on the basis of the amount which may be realized within a reasonable time, either through collection or sale of such assets at the regular market value (including the sale of the entire business of the Company as a going concern), conceiving the latter as the amount which could be obtained for the property in question within such period by a capable and diligent businessman from an interested buyer who is willing to purchase under ordinary selling conditions. For the purpose of this Section 2.10, contingent and unmatured liabilities shall be computed at amounts that, in light of all facts and circumstances existing at the time of determination thereof, can reasonably be expected to become actual or matured liabilities.

     2.11 Transactions with Affiliates. Except as disclosed in Schedule 2.11, the Company is not a party to any contract, agreement or arrangement (whether written or oral) with any Member of the Company (or any of their Material Related Persons) or any of their respective Affiliates the terms of which are not commercially reasonable or are less favorable to the Company than the Company could obtain in a comparable arm's-length transaction with an unrelated Person.

2A.  REPRESENTATIONS AND WARRANTIES OF THE PAYEE

     The Payee hereby represents and warrants to the Company as follows:

     2A.1 Organization and Authority. The Payee:

     a) is a limited liability company duly formed, validly existing and in good standing under the laws of the State of Delaware;

     b) has all requisite power and authority to own and operate its properties, toconduct its business as currently conducted and as currently proposed to be conducted; and

     c) is duly qualified to do business as a foreign limited liability company and is in good standing in each jurisdiction in which the failure to so qualify might have a Material Adverse Effect.

     2A.2 Power and Authority. The Payee has all requisite power and authority to enter into this Agreement, to consummate the transactions contemplated hereunder, and to perform its obligations under this Agreement. This Agreement and the transactions contemplated hereunder have been duly and validly authorized by all necessary action on the part of the Payee. This Agreement has been duly executed and delivered by the Payee and constitutes the legal, valid and binding obligation of the Payee, enforceable against the Payee in accordance with its terms except as enforceability may be limited by applicable bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally and except as enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

     2A.3 No Conflicts; Consents and Approvals. The execution, delivery and performance of this Agreement by the Payee, and the consummation of the transactions contemplated in this Agreement, will not:

     a) violate, or conflict with, or result in a breach of any provision of, or constitute a default (or an event which, with the giving of notice, the passage of time or otherwise, would constitute a default) under, or entitle any Person (with the giving of notice, the passage of time or otherwise) to terminate, accelerate or call a default under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of the Payee under any of the terms, conditions or provisions of the certificate of formation or operating agreement of the Payee, or any material note, bond, mortgage, indenture, deed of trust, license, contract, undertaking, agreement, lease or other instrument or obligation to which the Payee is a party and which is material to the Payee, including but not limited to the Conveyance Obligation and the Lease, as each such term is defined in the Agreement of Sale, and the instruments and agreements governing, securing and evidencing the Indebtedness of the Payee (or its Affiliates) to CSFB;

     b) violate any material order, writ, injunction, decree, statute, rule or regulation, applicable to the Payee or its properties or assets; or

     c) require any action or consent or approval of, or review by, or registration with any governmental entity.

     2A.4 Litigation. There is no suit, claim, action, proceeding or investigation pending or, to the best knowledge of the Payee, threatened, against the Payee which, individually or in the aggregate, might have a material adverse effect on the ability of the Payee to consummate the transactions contemplated in this Agreement. The Payee is not subject to any outstanding order, writ, injunction or decree which, insofar as can be reasonably foreseen, individually or in the aggregate, might have a material adverse effect on the ability of the Payee to consummate the transactions contemplated by this Agreement.

     2A.5 Investment Intent. The Payee is acquiring the Note solely for its own account for investment and not with a view to, or for resale in connection with, any distribution thereof in violation of the Securities Act or applicable state securities laws. The Payee hereby acknowledges (i) that neither the Note nor the membership interest in the Company issuable upon conversion of the Note as provided for in Section 6.1 of this Agreement (the "Conversion LLC Interest") (the Note and the Conversion LLC Interest being sometimes collectively referred to herein as the "Securities") have been or will be registered under the provisions of the Securities Act, and must be held indefinitely unless they are subsequently registered thereunder or an exemption from such registration is available; (ii) that any sale of the Securities made in reliance upon Rule 144 (as defined herein) or Rule 144A (as defined herein) can be made only in accordance with the terms and conditions of such Rules and, further, that if such Rules are not applicable, any resale of the Securities under circumstances in which the seller, or the Person through whom the sale is made, may be deemed to be an underwriter, as that term is used in the Securities Act, may require compliance with some other exemption under the Securities Act (as defined herein) or the rules and regulations of the Securities and Exchange Commission (as defined herein), or other governmental authority substituted therefor; and
(iii) that the Company is under no obligation to register the Securities under the Securities Act or to comply with the terms and conditions of any exemption thereunder.

3.   CONDITIONS TO OBLIGATION OF PAYEE TO ACCEPT THE NOTE

     The Payee's obligation to accept the Note and to consummate the other transactions contemplated by this Agreement on the Closing Date shall be subject to the satisfaction (or waiver by the Payee, in its sole discretion), prior to or on the Closing Date, of the following conditions:

     3.1 Opinion of Counsel of the Company. The Payee shall have received an opinion, dated the Closing Date, from outside counsel to the Company, in connection with the transactions contemplated by this Agreement as to (i) the Company's power and authority, (ii) due authorization, execution and delivery,
(iii) enforceability, (iv) usury and (v) non- contravention of laws, regulations or (to such counsel's knowledge) orders, in form and substance reasonably satisfactory to the Payee.

     3.2 Performance of Obligations. The Company shall have performed and complied with all of its agreements and conditions contained herein prior to or on the Closing Date, and the Payee shall have received a certificate from the Chief Financial Officer of the Company, dated the Closing Date, to such effect.

     3.3 Representations True; No Note Event of Default. The representations and warranties of the Company set forth in Section 2 of this Agreement shall be true and correct in all respects on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of the Closing Date. There shall not exist on the Closing Date any Note Event of Default, assuming for this purpose that the Note had been outstanding immediately prior to the Closing Date. The Payee shall have received a certificate from the Chief Financial Officer of the Company, dated as of the Closing Date, to the effect of each of the foregoing sentences, as applicable.

     3.4 Consents and Approvals. The Company shall have obtained all necessary consents, waivers, approvals and authorizations required to consummate the transactions contemplated by this Agreement.

     3.5 Operating Agreement. The Company's certificate of formation, certificate of amendment thereof, and the Operating Agreement in the form delivered to the Payee under Section 3.7 shall be in full force and effect without further amendment or modification thereto, and the Payee shall have received evidence of the filing of such certificate of formation and certificate of amendment.

     3.6 Proceedings, Instruments, etc. All proceedings and actions taken on or prior to the Closing Date in connection with the transactions contemplated by this Agreement and all instruments incident thereto shall be in form and substance reasonably satisfactory to the Payee and its counsel, and the Payee and its counsel shall have received copies of all documents that the Payee or its counsel may request in connection with such proceedings, actions and transactions (including, without limitation, copies of court documents, certifications and evidence of the correctness of the representations and warranties contained herein and certifications and evidence of the compliance with the terms and the fulfillment of the conditions of this Agreement, in form and substance reasonably satisfactory to the Payee and the Payee's counsel).

     3.7 Closing Documents. The Payee and its counsel shall have received from the Company and found satisfactory in form and substance, a certificate of an authorized officer: (i) certifying complete and accurate copies of the certificate of formation and all amendments thereto and of the Operating Agreement in effect as of the Closing Date, (ii) certifying the approvals by the Member and all of the partners of the Member of this Agreement, the Note and the other agreements, documents and instruments contemplated by this Agreement or the Note, and the transactions contemplated therein, respectively, and (iii) certifying the incumbency and signatures of the officers, manager(s) or other representatives of the Company, the Sole Member and the Sole Member's general partners authorized to execute this Agreement, the Note and each of the foregoing agreements, documents and instruments. The Payee and its counsel shall have also received, and found satisfactory in form and substance, copies of such other agreements, documents, certificates and instruments as the Payee and its counsel may reasonably request in connection with the consummation of the transactions contemplated by this Agreement and the Note.

     3.8 Legislation. No federal, state, local or foreign law, rule or regulation shall have been enacted which prohibits the consummation of the transactions contemplated hereby.

     3.9 No Proceedings. No order of any court or governmental authority shall be in effect which restrains or prohibits the transactions contemplated hereby.

     3.10 Agreement of Sale. The Agreement of Sale shall have been executed and delivered by the Company and the Payee and the closing thereunder shall be occurring concurrently with the closing hereunder.

     3.11 Security Agreement. The Security Agreement (and UCC-1 financing statements required thereby) shall have been executed and delivered by the Company and the Sole Member in favor of the Payee on the Closing Date.

4.   NEGATIVE COVENANTS

     4.1 Covenants of the Company. The Company covenants and agrees that, for so long as the Note is outstanding, the Company shall not, without the prior written consent of the Payee, which consent will not be unreasonably withheld or delayed:

     (a) Related Transactions. Enter into any transaction (including, without limitation, the purchase, sale or exchange of property, the rendering of any services or the payment of management fees or other amounts) with any Member, Material Related Person or employee of the Company or any Affiliate of any of the foregoing, except that (i) the Company may retain the services of Turnberry, Realen or an Affiliate thereof to manage the Company, including management of all of the day-to-day business of the Company and all major management decisions, (ii) the Company may retain the services of Turnberry, Realen or an Affiliate thereof to provide pre-development, development, property management, sales, marketing, construction management or other specific services required by the Company provided that the entity so retained has the capability and competency to provide such services and the compensation therefor does not exceed that amount which the Company would otherwise pay for such services if it were to hire a non-affiliated third party to perform them; and further provided as to clauses (i) and (ii) that all compensation paid by the Company is solely for services actually rendered to the Company and that such compensation will be reduced by amounts (if any) paid or payable by the Company to any other Person for providing the same or overlapping services to the Company, (iii) any Member, Turnberry, Realen or Affiliate of any of them may lend money to the Company, as reasonably necessary for the Company's business, at such interest rates and on such other terms as are not less favorable to the Company than could be obtained by the Company in an arm's length transaction with an unaffiliated lender, provided that if and to the extent any Member, Turnberry, Realen or an Affiliate of any of them advances money as a loan to the Company which, if advanced as a capital contribution to the Company by a Member would (taking into account
Section 5.9 of this Agreement and Section 1.1(a)(iii) of the Note) be permitted to earn a Section 1.1(a) Return (as defined in the Note), then the Company may pay interest on such loan at a rate per annum equal to the Section 1.1(a) Return which would have been and would continue to be permitted to be so paid had such money been advanced as a capital contribution (and, in calculating such interest, payments of principal of such loans and/or distributions to Members shall be deemed to be applied to loans and/or capital contributions which bear the highest interest rate or return before being applied to loans and/or capital contributions which bear lower interest rates or returns), and (iv) the Company may employ persons who are or were employed by Turnberry, Realen, or Affiliates of Turnberry or Realen (including use of individuals who are shared employees of the Company and Turnberry, Realen or their respective Affiliates at the same time) provided that the compensation payable by the Company does not exceed that amount which the Company would otherwise pay for such services if it were to hire persons who had no present or prior connection to Turnberry, Realen or any of their respective Affiliates and provided that in cases where an employee performs services for the benefit of the Company and Turnberry, Realen or any of their respective Affiliates, a fair allocation of the compensation expenses shall be made between such entities;

     (b) Restricted Payments. Authorize or make any distribution to a Member or any other Restricted Payment, whether or not to any Member, any Material Related Person or to their respective Affiliates, or otherwise; provided, however, that
(i) distributions to Members may be made to the extent not prohibited by the Note, if no Note Event of Default has occurred and is continuing and no event which with the giving of notice or the passage of time, or both, would become an Event of Default under Section 5.1(a) or 5.1(b) of the Note has occurred and is continuing or would result upon such Restricted Payment, and (ii) compensation may be paid as permitted by Section 4.1(a) above;

     (c) Loan and Guarantees. Make any loan to any Person or make any Guaranty, except for Guarantees issued in the ordinary course of the Company's business;

     (d) Investments. Make any Investment in (i) any Person other than in the ordinary course of business, except for Investments in obligations of or guaranteed by the United States, short-term certificates of deposit or similar instruments issued by commercial banks and other money market instruments, (ii) any real property other than the Cherry Hill Property or (iii) any project, development or venture other than development of the Cherry Hill Property and any project, business or venture which is principally conducted at such real property;

     (e) Subsidiaries and Affiliates. Create any Subsidiary of the Company, except if and so long as such Subsidiary is wholly owned by the Company and engaged solely in the operation or development of the Premises (as defined in the Agreement of Sale);

     (f) Certain Decisions. Approve any decision or take any action other than in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the Company; or

     (g) Admission of Members. Admit any Person as a member in the Company unless such Person shall have joined in and agreed to be bound as a member by the Security Agreement.

5.   AFFIRMATIVE COVENANTS

     The Company covenants and agrees that, for so long as the Note is outstanding, the Company shall:

     5.1 Existence. Take and fulfill, or cause to be taken and fulfilled, all actions and conditions necessary to preserve and keep in full force and effect its existence, rights and privileges as a limited liability company, and will not liquidate or dissolve and will take and fulfill, or cause to be taken and fulfilled, all actions and conditions necessary to qualify, and to preserve and keep in full force and effect its qualification, to do business in the jurisdictions in which the conduct of its business or the ownership or leasing of its properties requires such qualification unless the failure to be so qualified would not have a Material Adverse Effect.

     5.2 Maintenance of Properties and Business, etc.

     (a) Maintain its property in such condition and make such reasonable and necessary renewals, replacements, additions, betterments and improvements thereof and thereto, so that the business carried on in connection therewith shall be conducted in a commercially reasonable manner at all times except where the failure to do so could not reasonably be expected to have a Material Adverse Effect;

     (b) Maintain or cause to be maintained, with financially sound insurers of nationally recognized stature and responsibility, insurance with respect to its properties and business of such a nature, with such terms and in such amounts, as a prudent person would maintain with respect to similar properties and a similar business, and, in any event, will maintain insurance on all its properties of a character usually insured by Persons engaged in the same or a similar business similarly situated against loss or damage of the kinds and in the amounts customarily insured against and for by such Persons, and carry or cause to be carried, with such insurers in customary amounts, such other insurance, including public liability insurance, as is usually carried by Persons engaged in the same or a similar business similarly situated;

     (c) Keep proper books of record and accounts in which full, true and correct entries in all material respects will be made of its dealings and business transactions in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods involved;

     (d) Set aside on its books from its earnings for each Fiscal Year, in amounts deemed adequate in the reasonable opinion of the Company, all proper accruals and reserves that, in accordance with generally accepted accounting principles, should be set aside from such earnings in connection with its business, including reserves for depreciation, obsolescence and/or amortization, third party insurance payment and claims and accruals for taxes based on or measured by income or profits and for all other taxes; and

     (e) Use commercially reasonable efforts to obtain and maintain in full force and effect, and without revision or amendment that might have a Material Adverse Effect, all licenses, authorizations, building and other permits, variances, certificates, consents, approvals, registrations, franchises, permits, waivers, copyrights, trademarks, service marks, trade names and patents, commitments, contracts, agreements and arrangements, and all rights with respect to the foregoing, that are necessary to effectuate the Company's business plan (as in effect from time to time).

     5.3 Notice of Certain Events and Conditions. Give prompt written notice to the Payee of (a) any event of default (or any event which with notice or lapse of time or both would constitute an event of default) or default (i) under any evidence of Indebtedness (including the Note) in an aggregate amount of $250,000 or more of the Company or (ii) under any indenture, mortgage or other agreement or instrument relating to any such evidence of Indebtedness (including this Agreement or the Note) or (iii) under any other agreement or instrument relating to the membership interests in the Company, (b) any threatened or pending action, suit or proceeding against the Company or its properties or assets which might have a Material Adverse Effect or which in any manner questions the validity of this Agreement, the Note, the Conversion Interest or any other document or agreement relating to any of the foregoing, (c) any event or condition which might have a Material Adverse Effect, (d) any default beyond any applicable grace period under the terms and provisions of any material contract to which the Company is a party or by which it or any of its properties may be bound or affected, (e) any threatened or actual suspension, termination or revocation of any material license, permit, authorization, franchise or other certificate necessary to the proper conduct of the business of the Company, and
(f) any claim, action, suit or proceeding against the Company based upon or arising out of either of the Leases, the Conveyance Obligation or the Asset Purchase Agreement. The Company will provide the Payee with reasonably prompt notice and with copies of all amendments and supplements to the Company's Operating Agreement, and with such additional information with respect to all of the foregoing as may be reasonably requested by the Payee.

     5.4 Inspection. Permit the Payee, by its representatives, agents or attorneys, to examine all books of account, records, reports and other papers of the Company, to make copies and take extracts from any thereof, to discuss the affairs, finances and accounts of the Company with its officers, managers, Realen, Turnberry and independent accountants (and by this provision the Company hereby authorizes Realen, Turnberry and said accountants to discuss with the Payee the affairs, finances and accounts of the Company) and to visit and inspect, at reasonable times during normal business hours, the properties of the Company. Each such inspection shall be at the expense of the Payee making the inspection, unless such inspection shall be made as a result of the occurrence and during the continuance of any Note Event of Default (in which event, the expense of such inspection shall be borne by the Company). Notwithstanding the foregoing sentence, it is understood and agreed by the Company that all expenses in connection with any such inspection incurred by the Company, any officers and employees thereof and the attorneys and independent accountants therefor shall be expenses payable by the Company and shall not be expenses of the Payee. The Payee acknowledges that the Payee will hold, and will cause its counsel and agents to hold, in confidence and not disclose any confidential data or information (other than information that is now or hereafter becomes in the public domain other than through the actions of any holder or their agents or that was previously in the Payee's possession) made available to the Payee in connection with this Agreement using the same standard of care to protect such confidential data or information as is used to protect the Payee's confidential information.

     5.5 Payment of Taxes and Claims. Pay and discharge promptly when due:

     (a) all taxes, assessments, levies, fees, water and sewer rents and charges and all other governmental charges and levies imposed upon it, its income or profits or any of its properties, before the imposition of any interest or penalty; and

     (b) all claims of materialmen, mechanics, carriers, warehousemen, landlords and other similar Persons for labor, materials, supplies and rentals that, if unpaid, might by law become a Lien upon any of its property which could reasonably be expected in the judgment of a prudent business person to have a Material Adverse Effect;

provided, however, that none of the foregoing above need be paid while the same is being contested in good faith by appropriate proceedings diligently conducted so long as adequate reserves shall have been established and maintained in accordance with generally accepted accounting principles with respect thereto, title of the Company to the particular property shall not be divested thereby and the right of the Company to use the particular property shall not be materially adversely affected thereby. The Company will file all federal, state and local tax returns and all other tax reports as required by law.

     5.6 Payment; Performance of Contracts. Duly and punctually pay or cause to be paid the principal of, and interest on, the Note and will duly and punctually perform or cause to be performed all actions to be done or performed under this Agreement, the Note, and the Security Agreement.

     5.7 Financial Statements. (a) Furnish to the Payee, as soon as available, but in any event within forty-five (45) days after the close of each of the first three (3) quarterly accounting periods in each Fiscal Year, (i) an unaudited balance sheet of the Company prepared in accordance with generally accepted accounting principles as at the end of such quarter, (ii) an unaudited statement of income of the Company prepared in accordance with generally accepted accounting principles for that quarter and for the portion of the Fiscal Year ending with such quarter, (iii) an unaudited statement of members' equity of the Company prepared in accordance with generally accepted accounting principles for that quarter, and (iv) an unaudited statement of cash flows of the Company prepared in accordance with generally accepted accounting principles; all such statements provided for by clauses (i), (ii), (iii) and
(iv) shall be in reasonable detail and shall set forth comparable figures for the same accounting period in the preceding Fiscal Year.

     (b) Furnish to the Payee, as soon as available, but in any event within ninety (90) days after the close of each Fiscal Year of the Company, a balance sheet of the Company prepared in accordance with generally accepted accounting principles as at the end of such year, and statements of income, retained earnings and cash flows of the Company prepared in accordance with generally accepted accounting principles, reflecting their operations during said year. All such financial statements shall be in reasonable detail and shall set forth comparable figures for the preceding Fiscal Year, and shall be reviewed (or audited) by the Company's independent public accountants.

     (c) Deliver to the Payee, at the time of the delivery to the Payee of the reports and financial statements referred to in paragraphs (a) and (b) above, a certificate signed by the Chief Financial Officer of the Company or of its manager (or a general partner of such manager), (i) certifying that such financial statements have been prepared in accordance with generally accepted accounting principles consistently applied (except for changes in application in which the accountants concur), and present fairly the financial condition of the Company as of the end of such periods and the results of its operations for the periods then ended, subject, in the case of interim financial statements, to year-end adjustments; and (ii) setting forth whether there existed as of the date of such financial statements and whether, to the best of his or her knowledge, there exists on the date of his or her certificate or existed at any time during the period covered by such financial statements, any Note Event of Default , and, if any such Note Event of Default exists on the date of his or her certificate or existed during such period, specifying the nature and period of existence thereof and the action the Company is taking, has taken or proposes to take with respect thereto.

     5.8 Copies of Management Letters, etc. Furnish to the Payee, promptly after the receipt thereof by the Company, copies of all management letters or similar documents submitted to the Company by independent certified public accountants in connection with each annual and any interim audit of the accounts of the Company.

     5.9 Management. Be managed by Realen-Turnberry/Cherry Hill Associates, as sole member of the Company, or by Turnberry, Realen or an Affiliate thereof under the direction, control and supervision of such sole member, (i) in a commercially reasonable manner, with the same skill and care as a reasonably prudent person would exercise under like circumstances, and (ii) in good faith with undivided loyalty to the Company, all consistent with such member's duties to the Company and, if applicable, such other Person's duties to the Company, under the Delaware Limited Liability Company Act (regardless of any other standard set forth in the Operating Agreement).

     5.10 Notice and Payment of Subject Costs and Expenses.

     (a) Notify the Payee in writing when it incurs more than $800,000 and again when it incurs more than $1,000,000 of aggregate costs and expenses, on a cumulative basis from inception of the Company, of or for the following: (A) Chiller Obligations; (B) Excess Conveyance Obligation Costs; (C) Excess Environmental Costs; (D) losses, damages, costs and expenses (including reasonable attorneys' fees) from claims against the Company arising out of any breach or claimed breach by the Payee of (x) any of Leases or (y) the Asset Purchase Agreement insofar as such breach relates to the Leases, the Premises, or any property (real, personal or mixed) leased by GSRT, Inc. to Tenant; or (E) losses, damages, costs and expenses (including reasonable attorneys' fees) from any representation or warranty made by the Payee in the Agreement of Sale or any officer's certificate delivered by the Payee at closing under the Agreement of Sale being untrue or incorrect as of the Closing Date. Amounts actually paid by the Company towards the items set forth in clauses (A) through (E) above, excluding any portions thereof which shall not have been commercially reasonable for the Company to incur, are herein collectively called "Subject Costs and Expenses"). The notice required hereby shall be given by the Company reasonably promptly after it incurs obligations or liabilities which, when paid, would cause aggregate Subject Costs and Expenses to reach $800,001 and again reasonably promptly after it incurs obligations or liabilities which, when paid, would cause aggregate Subject Costs and Expenses to reach $1,000,001. Before and after aggregate Subject Costs and Expenses reach $800,001, the Payee shall have the right to receive information from time to time reasonably  requested by the
Payee, to inspect and copy records and documents of the Company, and to discuss the Company's affairs with management and with representatives of and independent contractors retained by the Company whose activities are relevant to the Subject Costs and Expenses or the accounting therefor, for the purpose of keeping advised as to the affairs of the Company which could give rise to, or have given rise to, the Company's incurring any Subject Costs and Expenses as well as the Company's funding (by borrowing or by obtaining capital contributions from Members) of payment thereof. Before discussing affairs of the Company with any such persons other than management of the Company, the Payee will provide to the Company advance notice of and an opportunity to participate in such discussion. The Payee shall maintain the confidentiality of all information received by it under this Section 5.10 and Section 6.2 below, except as necessary to enforce its rights hereunder or to comply with requirements of law or court order.

     (b) Notify the Payee in writing when aggregate Subject Costs and Expenses at any time paid or to be paid by the Company, on a cumulative basis from inception of the Company, first equal or exceed $6,000,000. Once aggregate Subject Costs and Expenses paid or to be paid, on a cumulative basis, first equal or exceed $6,000,000, the Payee will have the right to join with the Members of the Company in making loans to the Company to fund payment of such excess Subject Costs and Expenses over $6,000,000 and all Subject Costs and Expenses thereafter to be paid by the Company. The Payee shall have the right, exercisable at its option, to participate in such loans by Members to the extent of one-third (1/3) of the principal amount thereof, and, if the Members of the Company fund any of such Subject Costs and Expenses by making capital contributions (in lieu of loans) to the Company, the Payee nevertheless may elect to fund one-third of the Subject Costs and Expenses by making loans to the Company. All such loans by the Payee will bear interest at the rate of 33-1/3% per annum and the interest and principal thereof will be paid to the Payee ratably as and when the Company pays interest and principal on loans by Members or pays distributions and the "Section 1.1(a) Return" (as defined in the Note) on distributions to Members. Loans by the Payee under this Section 5.10(b) will not be evidenced by the Note and, instead, the Company will issue such evidence of indebtedness as the Payee reasonably may request in order to evidence the Company's indebtedness to the Payee in respect of such loans.

6.   NOTE CONVERSION OPTION

     6.1 Grant of Note Conversion Option. The Company hereby grants to the Payee an option pursuant to which the Payee will have the right, but not the obligation, to elect to convert the principal amount of the Note then outstanding into the Conversion LLC Interest representing 33-1/3% of the then outstanding membership interests in the Company, exercisable, by written notice to the Company in which the Payee joins as a member in, and agrees to be bound as a member by, the Operating Agreement, at the following times: (i) at any time during the 180-day period immediately preceding the Maturity Date (as defined in the Note), provided, however, that if the amount of Shared Appreciation (as defined in the Note) shall not have been finally determined within 30 days prior to such Maturity Date, then the foregoing 180-day period will be extended until 30 days after the date on which the amount of Shared Appreciation is finally determined in accordance with the Note; (ii) at any time after any claim shall have been made in writing by the Company, any successor thereto, any Member or any other person claiming through the Company, or by any governmental agency or official purporting to have jurisdiction, that any amount of interest or other sum payable under the Note exceeds any maximum rate or charge permitted by applicable law, or is civilly or criminally usurious, until such claim is withdrawn or dismissed; and
(iii) at any time during the  existence of a Note Event of Default  described in
Section 5.1(e) or (f) of the Note or any one or more Note Events of Default described in Section 5.1(a), (b) or (c) wherein the amount involved, individually or in the aggregate, exceeds $100,000. Upon exercise of such option to convert, the Note automatically shall be deemed converted into a membership interest in the Company having (A) all rights and obligations incident to a 33-1/3% equity interest in the Company, (B) an initial capital account in the Company equal to 33-1/3% of the total capital accounts of all Members (including assignees whether or not the assignees are admitted as Members) of the Company, including the Payee as of the time immediately after the Payee shall have become a Member, and (C) the same proportional voting rights and other rights as any other member pursuant to the Operating Agreement (in addition to its rights hereunder), without further action by any Person. The Company promptly shall confirm, in writing, the issuance of the Conversion LLC Interest as aforesaid by written notice to the Payee. Promptly upon the Payee's receipt of such written confirmation, the Payee shall mark the Note "canceled" and return it to the Company, except that if any amounts were due and payable under Section 1.1(a)(ii) or Section 1.1(b) of the Note prior to conversion, such amount shall continue to be due and payable notwithstanding any such conversion and the Payee shall have the right to retain and enforce the Note until all amounts owing under the Note immediately prior to the conversion shall have been fully paid and satisfied.

     6.2 Access to Information. In order to facilitate the exercise of the Conversion Option by the Payee, the Company shall provide copies of the Operating Agreement and all amendments thereto to the Payee upon the Payee's request from time to time, and the Company and the Members shall permit the Payee, its Affiliates and their representatives to inspect, during the Company's normal business hours and with two (2) Business Days' notice, the books and records of the Company and of the Members (with respect to the Members' books and records, only to the extent that such information relates to the Company), and to meet with, ask questions of and receive answers from the management and independent accountants of the Company.

7.   DEFINITIONS; MISCELLANEOUS

     7.1 Definitions. Except as the context shall otherwise require, the following terms shall have the following meanings for all purposes of this Agreement (the definitions to be applicable to both the singular and the plural form of the terms defined, where either such form is used in this Agreement):

     "Affiliate,"  with  respect to any Person,  shall mean any other Person who
(a) is a director, officer, manager, member, or employee of such Person or of any Affiliate of such Person, (b) directly or indirectly controls or controlled by or under direct or indirect common control with such Person, (c) beneficially owns or holds, directly or indirectly, five percent (5%) or more of any class of voting securities of such Person or any entity of which such Person beneficially owns or holds, in the aggregate, directly or indirectly, 5% or more of any class of voting securities or (d) has the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise; provided, however, that neither the Payee nor any Person directly or indirectly controlled by the Payee shall be deemed to be an Affiliate of the Company solely by reason of ownership of or the exercise of rights resulting from the ownership of any of the Securities or other securities issued in exchange therefor, or by reason of having the benefits of any agreements or covenants of the Company contained in this Agreement. The term "Affiliate," when used herein without reference to any Person, shall mean an Affiliate of the Company, Turnberry or Realen, and shall include, without limitation (with respect to the Company), any subsequent or additional Members and any Material Related Person.

     "Agreement of Sale" shall mean the Agreement of Sale between the Company and Payee dated as of January 25, 2000, as amended or supplemented from time to time.

     "Asset Purchase Agreement" means the Asset Purchase Agreement dated July 2, 1998, among Greenwood New Jersey, Inc., GSRT, Inc., Freehold Raceway Association, Atlantic City Harness, Inc., Circa 1850, Inc., and International Thoroughbred Breeders, Inc., as amended from time to time (including but not limited to the First Amendment to Asset Purchase Agreement dated as of January 28, 1999, among the parties to the aforesaid Asset Purchase Agreement and Penn National Gaming, Inc.).

     "Business Day" shall mean any day on which commercial banks are not authorized or required to close in Philadelphia, Pennsylvania.

     "Cherry Hill Property" means the real property located in Cherry Hill, New Jersey, conveyed or to be conveyed by the Payee to the Company pursuant to the Agreement of Sale.

     "Chiller Obligations" shall mean that certain indebtedness of GSRT, Inc. to General Electric Capital Corporation evidenced by GSRT, Inc.'s note dated July 23, 1996 in the original principal amount of $827,890.54 and the obligation of GSRT, Inc. contained in Section 6 of the Lease Summary dated January 28, 1999, between GSRT, Inc. and Tenant to reimburse Tenant for Aggregate Chiller Payments (as defined therein) made by Tenant and to pay interest thereon.

     "Closing Date" shall have the meaning set forth in Section 1.2(b) hereof.

     "Company" shall have the meaning set forth in the preamble hereto.

     "Conversion Option" shall mean, the right to convert the Note into a membership interest in, and become a member of, the Company, as more fully described in Section 6.1 of this Agreement.

     "Conversion LLC Interest" shall have the meaning set forth in Section 2A.5 of this Agreement.

     "Conveyance Obligation" has the meaning given thereto in the Agreement of Sale.

     "Distributable Cash" shall have the meaning given thereto in the Note.

     "Excess Conveyance Obligation Costs" shall mean the aggregate costs incurred by the Company in excess of $30,000 for completing the subdivision, preparing any documents and satisfying any other obligations required to convey to Tenant the ten acre parcel referred to in that certain Memorandum of Conveyance Obligation dated January 28, 1999 between GSRT, Inc. and Tenant.

     "Excess  Environmental  Costs" shall mean the following costs and expenses:
The Extension Fee in the amount of $146,680 paid by or for the account of Jeffrey Soffer to Credit Suisse First Boston Mortgage Capital LLC ("CSFB") pursuant to paragraph 2(c) of that certain letter agreement dated as of August 31, 2000, among CSFB, REPG Garden State Corporation, the Payee, entities which are Affiliates of the Payee, and Jeffrey Soffer; the amount of premium paid on or before the date hereof by the Company for insurance against environmental claims against it or its lenders; and costs and expenses of investigating after August 23, 2000, and of remediating environmental conditions now existing on, in or under the Premises which the Company is required by law or by governmental agency, authority or order of any court to so remediate, including but not limited to those certain environmental conditions described under the caption "Conclusions" in that certain draft letter dated August 23, 2000, from Marathon Engineering & Environmental Services, Inc. to Buyer (the "Draft Report") summarizing the results of the Phase I and Phase II environmental investigations of the Premises, and also including but not limited to costs of further investigations conducted after August 23, 2000 and referred to in such Conclusions, and costs of removal and/or other remediation of contaminated soil as referred to in such Conclusions, costs of clean up of soil and groundwater as referred to in such Conclusions and removal or closure of underground tanks as referred to in such Conclusions, excluding however, (i) any costs or expenses of investigating or remediating any condition that would be incurred in the ordinary course of the development of the Premises, (ii) any costs or expenses of investigating for any environmental condition which is not referred to in above-mentioned Conclusions and is either required by a third party buyer or lender or is undertaken without reasonable cause to believe that such environmental condition exists, and (iii) any portion of costs or expenses the incurring of which is not commercially reasonable. By way of example with respect to clause (i), costs of removal of an underground tank will not be included in Excess Environmental Costs if such tank would be removed in the ordinary course of the development of the Premises for the use(s) intended by the Company.

     "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended from time to time.

     "Fiscal Year" shall mean a fiscal year of the Company, which shall end on December 31st.

     "GSRT, Inc." shall mean Garden State Race Track, Inc., a New Jersey corporation.

     The phrase "generally accepted accounting principles" shall mean, as of the date of any determination with respect thereto, generally accepted accounting principles as used by the Financial Accounting Standards Board and/or the American Institute of Certified Public Accountants, consistently applied and maintained throughout the periods indicated.

     "Guaranty" or "Guarantees," with respect to any Person, shall mean all obligations of such Person guarantying or, in effect, guarantying any Indebtedness, dividend or other obligation or investment of any other Person in any manner, whether directly or indirectly, including obligations incurred through an agreement, contingent or otherwise, by such Person (a) to purchase such Indebtedness, obligation or investment or any property or assets constituting security therefor; (b) to advance or supply funds (i) for the purchase or payment of such Indebtedness, obligation or investment or (ii) to maintain working capital or equity capital, or otherwise to advance or make available funds for the purchase or payment of such Indebtedness, obligation or investment; (c) to purchase property, securities or services primarily for the purpose of assuring the owner of such Indebtedness, obligation or investment of the ability of the primary obligor to make payment of such Indebtedness, obligation or investment; or (d) otherwise to assure the owner of such Indebtedness, obligation or investment against loss in respect thereof.

     The words "hereof", "herein", "hereunder" and other words of similar import shall be construed to refer to this Agreement as a whole and not to any particular Section or other subdivision.

     The word "holder," with respect to the Note, shall mean the Person(s) in whose name such Note shall be registered with the Company.

     "Immediate  Family"  shall  include,  with respect to any Material  Related
Person,   a  Person's   spouse,   parents,   children,   siblings,   mother  and
father-in-law, sons and daughters-in-law and brothers and sisters-in-law.

     "Indebtedness", with respect to any Person, shall mean all items (other than capital stock, capital surplus, retained earnings and deferred credits), which in accordance with generally accepted accounting principles would be included in determining total liabilities of such Person as shown on the liability side of a balance sheet of such Person as at the date on which Indebtedness is to be determined. "Indebtedness" shall also include, whether or not so reflected, (a) indebtedness, obligations and liabilities secured by any Lien on property of such Person whether or not the indebtedness secured thereby shall have been assumed by such Person, (b) all obligations in respect of capital leases and (c) all Guaranties of any of the above. Notwithstanding the foregoing, in determining the indebtedness of the Company, there shall be included all indebtedness of the Company of the character referred to in the foregoing clauses (a), (b) and (c) deemed to be extinguished under generally accepted accounting principles but for which such Person remains legally liable.

     "Indebtedness for Money Borrowed", with respect to any Person, shall mean and include the aggregate amount of, without duplication: (a) all obligations of such Person for borrowed money; (b) all obligations of such Person evidenced by bonds, debentures, notes (except the Note), or other similar instruments, and all reimbursement or other obligations of such Person in respect of letters of credit (except letters of credit or bonds that have not been presented for payment and which have been issued to secure the obligations of the Company to any municipality to construct, develop or complete any on-site or off-site improvements, or to secure a contribution to a municipality for such improvements which contribution is required of the Company in connection with the development or the final approval of the project being developed by the Company), banker's acceptances, interest rate swaps or other financial products;

(c) all obligations of such Person to pay the deferred purchase price of assets or services, exclusive of trade payables which, by their terms, are due and payable within ninety (90) calendar days of the creation thereof; (d) all capitalized lease obligations of such Person; (e) all obligations or liabilities of others secured by a Lien on any asset owned by such Person, irrespective of whether such obligation or liability is assumed, to the extent of such obligation or liability; and (f) any guarantees of such Person of any Indebtedness for Money Borrowed of another Person.

     "Investment" shall mean as applied to any Person: (a) any direct or indirect purchase or other acquisition by such Person of capital stock or other securities of or any limited liability company interest, partnership interest or joint venture interest in any other Person, or (b) any direct or indirect loan (including, without limitation, any Guaranty), advance or capital contribution by such Person to any other Person, including all Indebtedness and accounts receivable from such other Person which are not current assets or did not arise from sales to such other Person in the ordinary course of business, and (c) any direct or indirect purchase or other acquisition by such Person of any assets other than assets used in the ordinary course of business.

     "Leases" shall have the meaning given thereto in the Agreement of Sale.

     "Lien" shall mean any interest in property securing an obligation owed to, or a claim by, any Person other than the owner of the property, whether such interest shall be based on the common law, statute or contract, whether or not such interest shall be recorded or perfected and whether or not such interest shall be contingent upon the occurrence of some future event or events or the existence of some future circumstance or circumstances, and including the lien or security interest arising from a mortgage, security agreement, encumbrance, pledge, adverse claim or charge, conditional sale or trust receipt, or from a lease, consignment or bailment for security purposes. "Lien" shall also include, without limitation, reservations, exceptions, encroachments, easements, rights-of-way, covenants, conditions, restrictions, leases and other title exceptions and encumbrances affecting property. For the purposes of this Agreement, a Person shall be deemed to be the owner of any property that such Person shall have acquired or shall hold subject to a conditional sale agreement or other arrangement (including a leasing arrangement) pursuant to which title to the property shall have been retained by or vested in some other Person for security purposes.

     "Material  Adverse  Effect"  shall  mean a material  adverse  effect on the
business,   results  of  operations,   properties  or  condition  (financial  or
otherwise) of the Company.

     "Material  Related  Person"  shall  mean  Turnberry,   Realen,   and  their
respective Affiliates.

     "Member" shall mean each member (or similar equity owner) of the Company, including any additional or successor members of the Company who may be admitted after the Closing Date as members of the Company pursuant to the Operating Agreement (and applicable law) and in a manner not violative of the terms of this Agreement. For the purposes of Sections 4, 5 and 6 of this Agreement, the term "Member" shall include all Material Related Persons.

     "Note" shall mean the promissory note to be issued to the Payee by the Company as more fully described in Section 1.1(a) hereof.

     "Note Event of Default" shall mean an Event of Default as defined in and under the Note.

     "Operating Agreement" shall mean the limited liability company or operating agreement entered into among the Members of the Company relating to the existence, governance and operation of the Company, as amended from time to time.

     "Payee" shall mean GSRT, LLC or any subsequent holder of the Note, and their respective successors and permitted assigns.

     "Permitted Liens" shall mean the following:

     a) liens for taxes, assessments, levies or other charges not otherwise required to be paid pursuant to the provisions of Section 5.5 hereof;

     b) liens and the amount thereof in connection with workmen's compensation, unemployment insurance or other social security obligations;

     c) pledges or deposits made with third parties to secure obligations of the Company (including customer deposits) in the ordinary course of business;

     d) statutory liens, including without limitation liens of mechanics, workmen and contractors, provided that the liens permitted by this clause (iv) either have not been filed or, if such liens have been filed, either (x) a stay of enforcement thereof has been obtained, or (y) such liens have been satisfied of record within thirty (30) days after the date of filing thereof; and

     e) reservations, exceptions, building or use restrictions, encroachments, easements, rights-of-way, variances and other similar title exceptions affecting the real property owned by the Company, provided that such title exceptions existed as of the consummation of closing under the Agreement of Sale or do not materially interfere with the Company's use or proposed use of such property.

     "Person" shall mean any individual, corporation, partnership, entity, joint venture, association, joint stock company, trust, unincorporated organization or government (or any agency or political subdivision thereof).

     "Premises" shall mean that certain real property located in Cherry Hill, Camden County, New Jersey, with buildings thereon and improvements thereto, which is purchased by the Company from the Payee on the date of this Note Agreement

     "Realen" shall mean Realen Garden State Park Associates, L.P., its successors and assigns.

     "Qualified Institutional Buyer" shall have the meaning set forth in Rule 144A.

     "Restricted Payment" shall mean (a) any distribution, whether in cash or property, direct or indirect, in respect of membership interests (or similar equity interests) of the Company, or (b) any purchase, redemption, retirement or other acquisition of membership interests (or similar equity interests) of the Company now or hereafter outstanding, or of any warrants, rights or options evidencing a right to purchase or acquire any such membership interests (or similar equity interests); (c) any optional redemption, retirement, purchase or other acquisition of any Indebtedness for Money Borrowed of the Company that, by its terms, is subordinate to any other Indebtedness for Money Borrowed of the Company and (d) any other payment to a Member, a Material Related Person or any Affiliate of the Company, a Member or a Material Related Person.

     "Rule 144" shall mean Rule 144 under the Securities Act, as presently in effect and as hereafter amended from time to time, or any superseding or substituted rule adopted by the SEC from time to time.

     "Rule 144A" shall mean Rule 144A under the Securities Act, as presently in effect and as hereafter amended from time to time, or any superseding or substituted rule adopted by the SEC from time to time.

     "SEC" shall mean the United States Securities and Exchange Commission.

     "Securities" shall have the meaning set forth in Section 2A.5 hereof.

     "Securities Act" shall mean the Securities Act of 1933, as amended from time to time, and the rules and regulations promulgated thereunder (including, without limitation, Rule 144 and Rule 144A).

     "Security Agreement" shall mean that certain security agreement, the form of which is attached hereto as Exhibit B, to be dated as of the Closing Date, executed and delivered by each of the Company, its Sole Member and all partners of the Sole Member in favor of the Payee, pursuant to which the Payee will be granted a security interest in the Sole Member's rights to receive distributions, in order to secure the Company's obligations under the Note.

     "Shared Appreciation" shall have the meaning set forth in Section 1.2 of the Note.

     "Sole Member" means Realen-Turnberry/Cherry Hill Associates, a Delaware general partnership which at the date hereof is the sole member of the Company.

     "Subject Costs and Expenses" has the meaning given thereto in Section 5.10 hereof.

     "Subsidiary", with respect to any Person, shall mean any corporation 50% of the outstanding shares of voting stock or similar interest of which are owned, directly or indirectly, by such Person. "Subsidiary", when used herein without reference to any particular Person, shall mean a Subsidiary of the Company.

     "Taxes" means any income taxes, franchise taxes, gross receipts taxes, transfer taxes, real estate transfer taxes, value added taxes, sales taxes, use taxes, wage and/or employment taxes, excise taxes, real and personal property taxes, taxes measured on or imposed by capital, levies, imposts, duties licensing fee, registration fees, withholding taxes, estimate taxes, and charges of any nature whatsoever relating to any of the foregoing, including without limitation, interest, penalties, fines, additions to tax, assessments and deficiencies related thereto.

     "Tenant" means GS Park Racing, L.P., a New Jersey limited partnership.

     The phrase "this Agreement" shall mean this Note Agreement (including the annexed exhibits and schedules, and all other collateral agreements, documents, instruments and certificates executed and/or delivered in connection herewith), as it may from time to time be amended, supplemented or modified in accordance with its terms.

     "Turnberry" shall mean Soffer/Cherry Hill Partners, L.P., a Florida limited partnership.

     7.2 Directly or Indirectly. Any provision in this Agreement referring to action to be taken by any Person, or that such Person is prohibited from taking, shall be applicable whether such action is taken directly or indirectly by such Person.

     7.3 Accounting Terms. All accounting terms used herein that are not otherwise expressly defined shall have the respective meanings given to them in accordance with generally accepted accounting principles at the particular time.

     7.4 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania, without regard to conflicts of laws principles of such state. No waiver of any defenses, rights or actions is to be implied by any provision hereof. If any action or proceeding shall be brought by the Payee in order to enforce any right or remedy under this Agreement or under any Securities, the Company hereby consents and will submit to the jurisdiction of any of the courts of the Commonwealth of Pennsylvania or Delaware and of any federal court located therein and the Payee may bring suit against the Company in any of such courts. The Company also hereby waives the right to bring any counterclaims against the Payee (but specifically reserves the right to assert any defenses and affirmative defenses against the Payee and compulsory counterclaims) in any suit or action in any court of law or equity in which the Payee and the Company are adverse parties. The Company waives any right to a jury trial in any action with respect to this Agreement, the Securities, and any other document, agreement or instrument delivered in connection herewith or therewith.

     7.5 Independence of Covenants. Each covenant made by the Company herein is independent of each other covenant so made. The fact that the operation of any such covenant permits a particular action to be taken or condition to exist does not mean that such action or condition is not prohibited, restricted or conditioned by the operation of the provisions of any other covenant herein.

     7.6 Construction. This Agreement is the result of arms-length negotiations between the parties hereto and has been prepared jointly by the parties. In applying and interpreting the provisions of this Agreement, there shall be no presumption that the Agreement was prepared by any one party or that the Agreement shall be construed in favor of or against any one party.

     7.7 Notices. All notices, advices and communications to be given or otherwise made to any party to this Agreement shall be deemed given upon receipt thereof if contained in a written instrument and delivered in person, sent by overnight courier, sent by first class registered or certified mail, postage prepaid and return receipt requested, or sent by facsimile telecopier, confirmed by mail, addressed to such party at the address or telecopier number set forth below or at such other address or telecopier number as may hereafter be designated in writing by the addressee to the addressor listing all parties:

     (a)  if to the Payee:  GSRT,  LLC
                            Garden State Park
                            Route 70 and Haddonfield  Road
                            Cherry Hill, NJ 08034
                            Attention: Mr. Francis W. Murray
                            Fax No. (856) 488-7585

          with a copy to:   David S. Petkun, Esquire
                            Cozen and O'Connor
                            1900 Market Street
                            Philadelphia, PA  19103
                            Attention:  David S. Petkun, Esq.;
                            Fax No.:  (215) 665-2013

     (b) if any other holder of a Security: to it at its address listed on the books for the registration and registration of transfer of the Note to be maintained by the Company, and

     (c) if to the Company: Realen-Turnberry/Cherry Hill, LLC
                            c/o Realen Garden State Park  Associates
                            1000  Chesterbrook  Blvd.,  Suite 100
                            Berwyn,  PA 19312
                            Attention: Mr. Dennis Maloomian,and

                            c/o Soffer/Cherry Hill Partners, Limited
                             Partnership
                            19501 Biscayne Boulevard, Suite 500
                            Aventura, FL  33180
                            Attention: Mr. Jeffrey Soffer

         with copies to:    Soffer/Cherry Hill, LLC
                            19501 Biscayne Boulevard, Suite 400
                            Aventura, FL  33180
                            Attention: Legal Department
                            Fax No.: (305) 933-5535, and

                            Jack D. Weiner, Esquire
                            Askot & Weiner
                            The Belgravia
                            1811 Chestnut Street, Suite 701
                            Philadelphia, PA  19103
                            Fax No.:(215) 972-0838

Whenever pursuant to this Agreement, notice is required to be given to any or all of the holders of the Note, such requirement shall be satisfied if such notice is given in the manner prescribed to the Persons last known by the Company to be Noteholders, entitled to such notice, at the addresses of such Persons last known to the Company.

     7.8 Survival. All representations, warranties and covenants made by the Company in this Agreement or any certificate or other instrument delivered to the Payee pursuant to this Agreement shall be considered to have been relied upon by the Payee and shall survive the closing, the delivery to the Payee of the Note, any payment or prepayment of the Note, regardless of any investigation made by the Payee or on the Payee's behalf.

     7.9 Successors and Assigns; Transfer of the Note. This Agreement shall be binding upon the parties hereto and their respective successors and assigns, and shall inure to the benefit of and be enforceable by the parties hereto and their respective successors and assigns permitted hereunder.

     7.10  Amendment and Waiver.

     (a) The provisions of this Agreement and, when executed, the Note, may be amended or supplemented, and the observance of any term hereof or thereof may be waived, with the written consent of the Company and (i) on or prior to the Closing Date, the Payee, and (ii) after the Closing Date, the holders of eighty percent (80%) of the aggregate outstanding principal amount of the Note(s); provided, however, that no such amendment, supplement or waiver shall, without the written consent of all of the holders of the Note(s) then outstanding, (x) change, with respect to any Note, the amount or time of any required payment of principal or premium or the rate, amount or time of payment of interest, or change the funds in which any payment on any Note is required to be made; (y) amend, supplement or waive any provision of the Note or of Section 6.1 hereof; or (z) amend, supplement or waive this Section 7.10(a).

     (b) The Company shall not solicit, request or negotiate for or with respect to any proposed waiver or amendment of any of the provisions of this Agreement or the Note unless each holder of the Note (irrespective of the amount of Note then owned by it) shall be informed thereof by the Company and shall be afforded the opportunity of considering the same and shall be supplied by the Company with such information with respect thereto as such holder shall reasonably request. Executed or true and correct copies of any waiver effected pursuant to the provisions of this Section 7.10 shall be delivered by the Company to the holder(s) of the Note(s) forthwith following the date on which the same shall have been executed and delivered by the holder or holders of the requisite percentage of outstanding Note(s). The Company will not, directly or indirectly, pay or cause to be paid any remuneration, whether by way of supplemental or additional interest, fee or otherwise, to any holder(s) of the Note(s) as consideration for or as an inducement to the entering into by any holder(s) of the Note(s) of any waiver or amendment of any of the terms and provisions of this Agreement unless such remuneration is concurrently paid, on the same terms, ratably to the holders of all of the Notes then outstanding.

     (c) The Company shall not be required to pay to the Payee any fee in connection with the waiver by such holder of any provisions of this Agreement or the Note other than reimbursement for the actual and reasonably incurred out-of-pocket expenses of such holder in connection with such waiver.

     7.11 Severability. If any term, provision, covenant or restriction of this Agreement is held by a court or a governmental agency of competent jurisdiction to be invalid, void or unenforceable, or to cause any party to be in violation of any applicable provision of law, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and in no way shall be affected, impaired or invalidated.

     7.12 Indemnification Against Claims, etc.

     (a) The Company shall indemnify and hold harmless the Payee, the Payee's directors, officers, employees, agents, and each Person, if any, who controls the Payee within the meaning of the Securities Act or the Exchange Act, and the Payee's successors and assigns (any and all of whom are referred to in the context of this paragraph (a) and paragraph (c) below as the "Indemnified Party") from and against any and all losses, claims, damages and liabilities, joint or several (including, without limitation, all reasonable legal fees or other expenses reasonably incurred by any Indemnified Party in connection with the preparation for or defense of any pending or threatened claim, action or proceeding, whether or not resulting in any liability), to which such Indemnified Party may become subject (whether or not such Indemnified Party is a party thereto) that are caused by or arise out of any inaccuracy, misrepresentation, breach of warranty or nonfulfillment of any covenant or agreement on the part the Company contained in this Agreement or in any statement or certificate furnished to the Payee by the Company pursuant hereto or in connection with the transactions contemplated hereby.

     (b) The Payee shall indemnify and hold harmless the Company, the Company's members, directors, officers, employees and agents, and the Company's successors and assigns (any and all of whom are referred to in the context of this paragraph (b) and paragraph (c) below as the "Indemnified Party") from and against any and all claims, damages and liabilities, joint or several (including, without limitation, all reasonable legal fees and other expenses reasonably incurred by any Indemnified Party in connection with the preparation for or defense of any pending or threatened claim, action or proceeding, whether or not resulting in any liability), to which such Indemnified Party may become subject (whether or not such Indemnified Party is a party thereto) that are caused by or arise out of any litigation initiated against the Company or any Member of the Company on or before the second anniversary of the Closing Date by a shareholder of the Payee or of its parent company relating to the transactions contemplated hereby or by the Agreement of Sale.

     (c) Promptly after receipt by an Indemnified Party of notice of any claim, action or proceeding with respect to which an Indemnified Party is entitled to indemnity hereunder, such Indemnified Party will notify the indemnifying party of such claim or the commencement of such action or proceeding; provided, however, that the failure of an Indemnified Party to give notice as provided herein shall not relieve the indemnifying party of its obligations under this Section 7.12 with respect to such Indemnified Party, except to the extent that the indemnifying party is actually and materially prejudiced by such failure. The indemnifying party will assume the defense of such claim, action or proceeding and will employ counsel reasonably satisfactory to the Indemnified Party and will pay the fees and expenses of such counsel. Notwithstanding the preceding sentence, the Indemnified Party will be entitled, at the expense of the indemnifying party to employ counsel, reasonably satisfactory to the indemnifying party, separate from counsel for the indemnifying party and for any other party in such action if the Indemnified Party reasonably determines that a conflict of interest or other reasonable basis exists which makes representation by counsel chosen by the indemnifying party not advisable; provided, however, that the indemnifying party shall not be obligated to pay for the fees and expenses of more than one counsel of all Indemnified Parties. In the event an Indemnified Party appears as a witness in any action or proceeding brought against the indemnifying party in which an Indemnified Party is not named as a defendant, the indemnifying party agrees to reimburse such Indemnified Party for all out-of-pocket expenses incurred by it (including reasonable fees and expenses of counsel) in connection with its appearing as a witness. The obligations of the parties under this
Section 7.12 shall survive the Closing, the payment or prepayment of the Note, and the termination of this Agreement.

     7.13 Counterparts. This Agreement may be executed and delivered in one or more counterparts, each of which shall be deemed an original, but all such counterparts shall together constitute but one and the same instrument.

     7.14 Reproduction of Documents. This Agreement, and all documents relating hereto (other than the Note), including, without limitation, (a) consents, waivers and modifications that may hereafter be executed, (b) documents received by the Payee at the closing of the purchase of the Note and (c) financial statements, certificates and other information heretofore or hereafter furnished to the Payee, may be reproduced by the Payee by any photographic or other similar process and the Payee may destroy any original document so reproduced. The Company agrees and stipulates that, to the extent permitted by applicable law and court or agency rules, any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by the Payee in the regular course of business) and that any enlargement, facsimile or further reproduction of such reproduction shall be admissible in evidence to the same extent.

     7.15 Captions. The descriptive headings of the various paragraphs or parts of this Agreement are for convenience only and shall not affect the meaning or construction of any of the provisions hereof.

     7.16 No Agency. The Payee shall not be deemed to be an agent, partner or (until conversion into the Conversion LLC Interest) joint venturer of the Company or of any other Person, and nothing herein contained shall be construed to impose any liability upon the Payee by reason of the execution or delivery of this Agreement or the consummation of the transactions contemplated hereby.

     7.17 Entire Agreement. This Agreement (including the schedules and exhibits hereto) and the Note state the entire agreement reached between the parties hereto with respect to the transactions contemplated hereby and supersede all prior or contemporaneous agreements, negotiations, understandings, discussions, representations and warranties between the parties, whether oral or written (including, without limitation, the commitment letter).

     7.18 No Waiver. No failure to enforce any provision or right hereunder shall be deemed a waiver thereof, and no waiver of any breach of any term or covenant herein shall be construed as a waiver of any other breach of the same, or any other term or covenant herein.

     7.19 Expenses. The Company shall pay all costs of collection of the Note and (if the Payee is the prevailing party) enforcement of the Note Documents (including reasonable attorneys' fees and court costs).

     The obligations of the Company under this Section 7.19 shall survive the payment or prepayment of the Note or the termination of this Agreement.

     7.20 Subordination; Estoppel.

     (a) The Payee hereby subordinates any claim, right or interest it may have in and to the assets of the Company to the prior lien (if any) of the holder of any and all Indebtedness for Money Borrowed which is incurred or to be incurred by the Company to finance the acquisition of the Cherry Hill Property and the development thereof (collectively "Project Financing"). Furthermore, except as expressly provided in the next sentence, the Payee hereby subordinates its rights to payment and satisfaction of the Note to the prior indefeasible payment of all Project Financing. Notwithstanding the foregoing, the Payee shall be entitled to receive payments on the Note from time to time (i) so long as no default beyond applicable cure periods exists under the Project Financing and
(ii) if and to the extent distributions by the Company to its Members are not prohibited by the documents governing the Project Financing, or are made with the consent of or waiver by the holder of the Project Financing. Within five (5) business days after any request by the Company, the Payee shall confirm in writing its subordination to Project Financing as provided herein.

     (b) Within five (5) business days after any request by the Company, the Payee shall execute customary estoppel certificates which confirm the status of the Indebtedness evidenced by the Note and the absence of an Event of Default known to the Payee thereunder (or, if such is not the case, specifying the nature of any known Event of Default).

     7.21 Waiver of Certain Claims. The Company assumes responsibility for, and waives any claim against the Payee based upon or arising out of, Subject Costs and Expenses and all events, actions, inactions and occurrences giving rise to Subject Costs and Expenses, it being understood and agreed that Payee has agreed to permit the Company to pay a 33-1/3% rate of return on Special Adjusted Capital Contributions (as defined in the Note) in consideration of the Company's waiver in this Section 7.21. The Payee shall have no liability to the Company in the event of or by reason of Subject Costs and Expenses or any event, action, inaction or occurrence giving rise to any thereof.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above by their duly authorized officers or other representatives.


                      GSRT, LLC

                      By:   Garden State Race Track, Inc.,
                            Sole Member

                            By: /s/ Francis W. Murray
                                ---------------------
                                Authorized Officer


                      REALEN-TURNBERRY/CHERRY HILL, LLC,
                      a Delaware limited liability company

                      By:   REALEN-TURNBERRY/CHERRY HILL
                      ASSOCIATES, a Delaware general partnership,
                      its Sole Member

                            By: REALEN GARDEN STATE PARK
                                ASSOCIATES, L.P., a Pennsylvania
                                limited partnership, General Partner

                                By:   REALEN GSGP, INC., a
                                      Pennsylvania corporation,
                                      its sole General Partner


                                       By:  /s/ Dennis Maloomian
                                            -------------------
                                            Dennis Maloomian,
                                            President

                            By: SOFFER/CHERRY HILL
                                PARTNERS, LIMITED
                                PARTNERSHIP, a Florida
                                limited partnership, General Partner

                                 By:  SOFFER/CHERRY HILL,LLC,
                                      a Florida limited
                                      liability company,
                                      its sole General Partner


                                       By: /s/ Jeffrey Soffer
                                           -----------------
                                           Jeffrey Soffer,Managing
                                           Member

Exhibit 10.2


                                 PROMISSORY NOTE

$10,000,000.00                                                 November 29, 2000
                                                      Philadelphia, Pennsylvania

FOR VALUE RECEIVED, TURNBERRY/REALEN CHERRY HILL LLC, a Delaware limited liability company (the "Maker"), promises to pay to the order of GSRT, LLC, a Delaware limited liability company (the "Payee"), the principal sum of Ten Million Dollars ($10,000,000) (the "Note Amount") in lawful money of the United States of America and to pay interest in like money from the date hereof on the unpaid balance hereof at the rates, in the amounts and at the times set forth below.

1.   PAYMENTS OF PRINCIPAL AND INTEREST:

     1.1  Payments before Maturity

     (a) Principal. (i)Subject to exercise by the Payee of its right to convert this Note into an equity interest in the Maker pursuant to Section 6.1 of the Note Agreement between the Maker and the Payee of even date herewith (the "Note Agreement"), the principal of (and interest on) this Note shall be paid in full, in the amounts described in paragraphs (a), (b), (c) and (d) of Section 1.2 below, upon the occurrence of a sale of all of the real property of the Maker in a bona fide, arm's length transaction to a third party who is not a member or Affiliate (as defined in the Note Agreement) of the Maker, a partner of any such member or an Affiliate of any partner of any member of the Maker, or, at the option of the Payee, upon any earlier sale of all of the real property of the Maker to a member or Affiliate of the Maker, a partner of any such member or an Affiliate of any partner of any member of the Maker or dissolution of the Maker.

     (ii) Once the Maker has made aggregate distributions to its members, their successors and assigns (collectively, "Members") cumulatively from the Maker's inception, equal to the aggregate capital contributions made by Members of the Maker to the Maker plus the Section 1.1(a) Return (as hereinafter defined) thereon, then (x) 100% of the Maker's Distributable Cash (as hereinafter defined) shall be paid to the Payee hereunder and applied in accordance with
Section 1.4 below, until such time as the unpaid principal of the Note (equal to the Note Amount) is reduced to $1,000,000, and (y) the Maker will not make any distributions to its Members until the Payee has received aggregate payments of principal and interest under this Section 1.1(a)(ii) and Section 1.1(b)(i) below equal to the Note Amount, whereupon the Maker will be permitted to make distributions to Members as and to the extent permitted by Section 1.1(b)(ii) below.

     The "Section 1.1(a) Return" is a return calculated on Members' Adjusted Capital Contributions (as hereinafter defined) from time to time invested in the Maker, equal to thirty three and one-third percent (33-1/3%) per annum on Special Adjusted Capital Contributions and fifteen percent (15%) per annum on Regular Adjusted Capital Contributions (as each such term is defined below). For the purposes of this Note, distributions to Members will be applied first, to pay any accrued but unpaid Section 1.1(a) Return on Special Adjusted Capital Contributions, second to pay any accrued but unpaid Section 1.1(a) Return on Regular Adjusted Capital Contributions, third to repay the Members' Special Adjusted Capital Contributions and fourth to repay the Members' Regular Adjusted Capital Contributions.

     "Regular Adjusted Capital Contributions" means, at any time, Adjusted Capital Contributions other than Special Adjusted Capital Contributions. "Special Adjusted Capital Contributions" means, at any time, the lesser of (A) Adjusted Capital Contributions at such time or (B) the aggregate amounts actually spent by the Maker (or by its Members on behalf of the Maker) for Subject Costs and Expenses (as defined in Section 5.10 of the Note Agreement) minus $1 million and minus the aggregate amount of distributions (other than distributions required to be applied to pay the Section 1.1(a) Return) theretofore made by the Maker to its Members. (In other words, the amount of Special Adjusted Capital Contributions is the aggregate amount in excess of $1 million actually spent by the Maker or its Members on Subject Costs and Expenses less aggregate distributions (except distributions constituting the Section 1.1(a) Return) previously made by the Maker to its Members, except that the amount of Special Adjusted Capital Contributions can never exceed Adjusted Capital Contributions).

     The Members' "Adjusted Capital Contributions" means, at any time, the amount by which the Members' aggregate capital contributions to the Maker exceed aggregate distributions (other than distributions required to be applied to pay the Section 1.1(a) Return) previously made by the Maker to its Members. For purposes hereof, loans by Members of Maker, any Affiliate (as defined in the Note Agreement) of a Member or any Material Related Person (as defined in the Note Agreement) shall be deemed to be capital contributions to Maker and all payments of principal of such loans shall be deemed to be distributions by Maker to its Members.

     "Distributable Cash" means, for any period for which the same is being determined, the excess, if any, of (1) the sum of (x) the gross cash receipts of the Maker during such period (including, without limitation, operating revenue, proceeds of the sale or exchange of any capital asset or of all or substantially all of the Maker's assets, proceeds of a condemnation, recovery of damage awards or insurance proceeds, and proceeds of any borrowing, mortgage, or refinancing),
(y) all cash contributed during such period to the Maker by its Members, and (z) any amount released during such period from any reserves maintained by the Maker, over (2) the sum of (x) all cash expenditures and disbursements of all kinds of the Maker during such period, including payments of interest and principal on the Maker's borrowings (except, in the case of this Note, excluding payments of Participation Interest, Default Interest, Shared Appreciation, principal and late charges but including any payment to the Payee under Section 7 hereof) and including disbursements for operating expenses, general and administrative expenses, capital expenditures (including amounts expended in connection with the purchase of the Cherry Hill Property, as such term is defined in the Note Agreement) and other costs incidental to the business or management of the Maker, and (y) amounts added during such period to, or set aside during such period for, a reserve for working capital, contingencies, replacements or capital expenditures of the Maker; provided that in no event shall Distributable Cash be reduced by (i) distributions or other amounts paid to Members of the Maker or their Affiliates (except for fees for services to the extent expressly permitted by the Note Agreement or approved in writing by the Payee) or (ii) expenditures prohibited by Section 4.1(a) or (b) of the Note Agreement.

     (iii) The Section 1.1(a) Return described above is predicated on the understanding between the Maker and the Payee that $23 million of costs and expenses incurred by the Maker and/or its Members in acquiring and developing the Premises and constructing improvements thereto (including demolition of existing structures and improvements) will be funded by loans from financial institutions directly to the Maker, rather than by loans to Members of the Maker (or to partners of Members) the proceeds of which are advanced as capital contributions or loans to the Maker. To the extent that less than $23 million in loans from financial institutions is made to the Maker for the presently anticipated costs of acquisition, development and construction in respect of the Premises and such shortfall is made up by capital contributions by Members of the Maker and/or by loans from Members of the Maker, any Affiliate (as defined in the Note Agreement) of a Member or any Material Related Person (a defined in the Note Agreement), the Section 1.1(a) Return shall be adjusted by reducing the annual rate of return on such shortfall under $23 million to a rate no greater than the annual rate of interest charged from time to time to the Members of the Maker or to partners of the Members of the Maker on loans from financial institutions the proceeds of which (in whole or in part) are used to make capital contributions to the Maker or are re-lent to the Maker. Further, no Section 1.1(a) Return shall be permitted on any capital contribution or loan to Payee which is not made in good faith and is not reasonably necessary to the Payee's business.

     (iv) Except for principal required to be paid pursuant to Section 1.1(a)(i) above or upon acceleration of this Note by the Payee during the existence of an Event of Default (as defined in Section 5 of this Note), the principal of this Note shall not be paid or prepaid in full prior to the Maturity Date (as defined in Section 1.2) without the written consent of the Payee. The Maker may from time to time make a partial prepayment of principal out of its Distributable Cash until the Note Amount is reduced to $1,000,000, upon and after which any amount of principal purported to be paid or prepaid by the Maker prior to the Maturity Date (as hereinafter defined) shall be deemed to constitute an advance payment on account of Participation Interest under Section 1.1(b) hereof.

     (b) Interest. Interest shall accrue hereunder monthly (but, except for interest payable at maturity, by acceleration or otherwise, and Default Interest accruing during the continuation of an Event of Default, will only be payable from Distributable Cash) at the annual rate of 22%, such rate to be adjusted upwards or downwards periodically to equal Participation Interest (and also to be adjusted at and after the Maturity Date to equal Bonus Interest and any Default Interest). The Maker shall pay to the Payee Participation Interest payments as follows:

     (i) Once the Adjusted Capital Contributions of the Members of the Maker have been reduced to $0 and the Maker has paid the Section 1.1(a) Return thereon to its Members, and after the Maker has made payments of principal under Section 1.1(a)(ii) of this Note reducing the Note Amount to $1 million, then (x) 100% of the Maker's Distributable Cash will be paid as Participation Interest to the Payee until the Payee has received aggregate payments of Participation Interest equal to $1 million; and (y) the Maker will not make any distributions to its Members until the Payee has received $1 million in Participation Interest under this Section 1.1(b)(i), whereupon the Maker will be permitted to make distributions to its Members as and to the extent permitted by Section 1.1(b)(ii) below.

     (ii) Once the Adjusted Capital Contributions of the Members of the Maker have been reduced to $0 and the Maker has paid the Section 1.1(a) Return thereon to its Members, and after the Maker has made payments of principal under Section 1.1(a)(ii) of this Note reducing the Note Amount to $1 million and the Maker has paid $1 million of Participation Interest pursuant to Section 1.1(b)(i) above:
Participation Interest shall be paid to the Payee from time to time in each case in an amount equal to thirty-three and one-third percent (33 1/3%) of the Maker's Distributable Cash; and the Maker will not make any distributions to its Members except, concurrently with making each such Participation Interest payment, if no Event of Default exists, the remaining 66 2/3% of such Distributable Cash may be distributed to Members (but the existence of such Event of Default and resulting prohibition against distributions to Members of the Maker shall not affect required payments of Participation Interest, and 100% of Distributable Cash shall be applied to pay Participation Interest until all amounts due to the Payee hereunder shall have been paid in full).

     (c) Determination of Distributable Cash. After Adjusted Capital Contributions have been reduced to $0 and the Maker has paid the Section 1.1(a) Return thereon to the Maker's Members, payments of principal and Participation Interest under Sections 1.1(a)(ii) and 1.1(b) shall be made to the Payee from time to time as and when Distributable Cash is determined (which determination shall be made not less frequently than annually) by the managing member or other manager of the Company, but, in the case of payments of Participation Interest under Section 1.1(b)(ii), in no event shall such payments be made less frequently than whenever a distribution is made by the Maker to its Members, until this Note shall have been paid in full. An annual reconciliation between any amounts paid during each calendar year and any amount due for such calendar year shall be made on or before February 28 of the year immediately subsequent to the subject calendar year and also on and as of the Maturity Date. The Maker will provide to the Payee on or before January 31 of each year, beginning January 31, 2001, such financial information as is reasonably necessary or requested by the Payee to reconcile the actual principal and/or Participation Interest due for the previous calendar year against the amount(s) thereof calculated by the Maker quarterly as aforesaid. If the reconciliation discloses an excess or deficiency in the principal or Participation Interest payments, if any, made with respect to the subject calendar year, then (x) in the event of an excess, the next payments due to the Payee by the Maker under this Note shall have credited against them the amount of the excess, and (y) in the event of a deficiency, the Maker shall pay to the Payee, within five business days after the Maker's receipt of the reconciliation, the full amount of the deficiency, together with interest at 15% per annum on the deficiency from January 15 until payment in full is received by the Payee.

     1.2 Payment Upon Maturity: Except as otherwise expressly provided in this Note, the Note Agreement or any agreement or instrument securing payment of this Note (this Note, the Note Agreement and any such security agreement or instrument being herein collectively called the "Note Documents"), the entire unpaid principal balance of this Note, together with accrued but unpaid Participation Interest and all other interest, sums and costs payable by the Maker to the Payee pursuant to the terms of the Note Documents shall be due and payable on the fifteenth anniversary of the date hereof (such date, together with the date payment of the entire amount of this Note shall become due under
Section 1.1(a)(i) or by acceleration, being hereinafter called the "Maturity Date"), without presentment, notice or demand, as follows:

     Upon the Maturity  Date,  provided  there has not been a conversion of this
Note into an equity interest in the Maker pursuant to Section 6.1 of the Note Agreement (and subject to the subordination provisions of Section 7.20 of the Note Purchase Agreement), the Maker's obligations under this Note shall be satisfied upon the payment of an amount equal to the sum of the following:

     (a) The Maker shall pay to the Payee any Participation Interest due but unpaid at such time, if the Maker shall have made distributions to its Members in violation of any provision of Section 1.1(b) hereof.

     (b) The Maker shall pay to the Payee an amount equal to the excess (if any) of the Note Amount over the aggregate amount of interest and principal payments theretofore made (including but not limited to any payment made under Section 1.2(a) above) by the Maker to the Payee under this Note.

     (c) After satisfaction of (a) and (b) above, the Maker shall pay to the Payee (as "Bonus Interest" and/or principal, as described in Section 1.4 below) an amount (the "Shared Appreciation") equal to thirty three and one-third percent (33 1/3%) of the Residual Value (as defined below) of the Maker. For purposes of this Note, "Residual Value" shall mean the fair market value of the Maker's assets minus (i) the amount of its liabilities (other than this Note) which, in accordance with generally accepted accounting principles consistently applied by Maker, should be reflected on a balance sheet of the Maker as of the Maturity Date, (ii) the amounts required to be paid to the Payee by Section 1.2(a) and (b) on the Maturity Date, and (iii) an amount equal to the Adjusted Capital Contributions (if any) of Members of the Maker and any accrued but unpaid Section 1.1(a) Return thereon. If the parties have not reached an agreement on fair market value of the Maker's assets at least 180 days prior t the Maturity Date, then, at the request of the Maker or the Payee, the fair market value shall be determined (subject to the parties agreeing to the fair market value on or before the Maturity Date) as soon as reasonably possible prior to the Maturity Date by either (x) a mutually acceptable appraiser or (y) the average of two certified appraisals derived from the Valuation Process set forth in Section 1.3 below.

     (d) Any unpaid late payment charges and Default Interest due and unpaid under Sections 2 and 5.3 hereof.

     Notwithstanding any provision of this Note to the contrary, the Maker will not make any distributions to its Members on or after the Maturity Date unless and until all amounts due to the Payee hereunder shall have been paid in full.

     1.3 Valuation Process: The "Valuation Process" shall mean the appraisal process for determining the fair market value of the Maker's assets that may be instituted at the request of either party if the parties have not agreed on a fair market value or selected a mutually acceptable appraiser on or before 180 days prior to the Maturity Date. Within five business days after the institution of the Valuation Process, each party shall submit the name of an MAI appraiser and these two appraisers shall select a third appraiser within five business days after the designation of the second initial appraiser. Each appraiser shall submit an appraisal of the Maker's assets, using the parameters set forth below, within 60 days after the third appraiser is selected. The average of these three appraisals shall be the fair market value, except if any one of such appraisals is more than 120%, or less than 80%, of the average of the two closest appraisals, then such appraisal shall be disregarded and the average of the other two appraisals shall be the fair market value. The Payee and the Maker shall each pay for the appraiser it selects and shall pay equally for the third appraiser. Each appraiser shall be instructed to determine the value of the Maker's assets: (i) free and clear of all encumbrances or liens securing the payment of money; (ii) without regard to any pending or threatened foreclosure proceeding by Payee or any bids made at foreclosure; (iii) taking into account the future earning capacity of the properties of the Maker by application (in the case of real properties) of generally accepted appraisal procedures including, in any case, a discounted cash flow analysis; and (iv) otherwise in accordance with MAI standards. All assets of the Maker at the Maturity Date, including (without limitation) cash, notes receivable and investments, shall be included in determining the fair market value. There then should be subtracted from the fair market value of the Maker's assets, determined as aforesaid, all liabilities of the Maker (except this Note) which, in accordance with generally accepted accounting principles consistently applied, should be reflected on a balance sheet of the Maker as of the Maturity Date.

     1.4 Manner of Payment; Application of Payments: All payments and prepayments by the Maker under this Note shall be made by wire transfer to the Payee in accordance with wire transfer instructions provided by the Payee. All payments and prepayments shall be applied first to principal until the unpaid principal amount of this Note (the Note Amount) is reduced to $1,000,000; thereafter, all payments and prepayments (such prepayments being deemed, pursuant to Section 1.1(a)(iii) above, to constitute advance payments on account of Participation Interest) under this Note shall be applied solely to interest and any late charges, except that the last $1,000,000 received by the Payee under this Note upon and after the Maturity Date shall be applied to principal.

2. LATE CHARGE: In the event that any interest of any type or principal under this Note is not paid when due at a time when the Maker shall make a distribution to its Members in violation of any provision of Section 1.1(a)(ii), 1.1(b) or 1.2 hereof, the Maker shall pay to the Payee a late charge in an amount equal to 4% of the principal and/or interest then due under this Note to cover the additional expense incident to such delinquency. This provision shall not be construed to obligate the Payee to accept any overdue installment or to limit the Payee's rights and remedies for the Maker's default as set forth in this Note.

     3. USURY LIMITATIONS: Notwithstanding any provision of this Note to the contrary, the interest payable under this Note shall not in any event exceed the maximum rate of interest permitted to be charged under any applicable usury statute or regulation. If any claim is made by the Maker or any successor or Member of the Maker or other person or entity claiming through the Maker that interest payable hereunder for any period exceeds, in whole or in part, the maximum rate of interest permitted by any applicable law, then the Payee's right to convert this Note into an equity interest in the Maker pursuant to Section
6.1 of the Note Agreement shall be accelerated so as to become immediately and at any time thereafter exercisable, and if exercised, this Note shall be converted into a membership interest in the Maker effective as of the beginning of the interest period for which interest hereunder is claimed to be usurious or violative of such law and otherwise on terms described in Section 6.1 of the Note Agreement. If this Note is subject to a law which sets maximum interest charges and that law is finally interpreted so that, notwithstanding any conversion of this Note to equity, the interest or other charges collected or to be collected under this Note exceeds the permitted limits, then (i) any such interest or other charges shall be reduced by the amount necessary to reduce the charge to the permitted limit; and (ii) any sums already collected from the Maker which exceeded permitted limits will be refunded to the Maker. The Payee may choose to make such refund by reducing the principal owed under this Note or by making a direct payment to the Maker. If a refund reduces principal, the reduction will be treated as a partial prepayment without any prepayment charge under this Note.

4. NOTE DOCUMENTS: This Note has been issued and accepted on the terms and conditions of and is secured by the Note Agreement and certain other documents (collectively with the Note, the "Note Documents"), including, inter alia, a Security Agreement dated as of even date herewith (the "Security Agreement"), with respect to the Distributable Cash and Members' rights to distributions in the Maker. Any failure by the Maker to comply with the terms, covenants or conditions of the Note Documents, or any of them, after the expiration of any applicable grace period, shall constitute an Event of Default under this Note.

5. EVENTS OF DEFAULT:

     5.1 In addition to the default set forth in Section 4 above, any one or more of the following shall constitute an "Event of Default" under this Note:

     (a) If the Maker shall fail to pay any of the interest or principal due hereunder either (i) at a time when the Maker shall make a distribution to its members in violation of any provision of Section 1.1(a)(ii) or 1.1(b) hereof, unless such violation shall be cured within one (1) business day, or (ii) on the earlier of the 15th anniversary of the date hereof or the Maker's sale of all of its real property; or

     (b) Failure of the Maker to pay any other principal, interest or other sum on the date when it is due under this Note if such failure shall continue without being fully cured for ten (10) days after notice thereof is given by the Payee to the Maker; or

     (c) The nonperformance by any Member of the Maker of, or noncompliance by any Member of the Maker with, any provision of the Security Agreement, or the nonperformance by the Maker of, or noncompliance by the Maker with, any agreement, condition, covenant, provision or stipulation contained in any Note Document, if in any such case such nonperformance or noncompliance shall continue for a period of twenty (20) days after notice of such default is delivered to the Maker by the Payee, or if the default is a non-monetary default and is capable of being remedied but cannot reasonably be remedied within the twenty (20) day period, then the Maker or Member, as applicable, shall have such additional time as is reasonably necessary to complete the remedy, but in no event greater than ninety (90) days from the date of the Maker's receipt of notice of the default, so long as the Maker or Member commences remedial actions during the initial twenty (20) day period and diligently and vigorously prosecutes the remedy to completion during such ninety (90) day period; or

     (d) If any representation or warranty made by the Maker or any Member of the Maker in the Note Documents shall be untrue in any material respect when made; or

     (e) If the Maker shall make a general assignment for the benefit of creditors, or shall admit in writing its inability to pay its debts as they become due, or shall file a petition in bankruptcy, or shall be adjudicated a bankrupt or insolvent, or shall file a petition seeking any relief under any present or future statute, law or regulation, relating to bankruptcy or insolvency or shall file an answer admitting or not contesting the material allegations of a petition filed against it in any such proceeding or shall seek or consent to or acquiesce in the appointment of any trustee or receiver of the Maker or any material part of its properties; or

     (f) If, within sixty (60) days after the commencement of any proceeding against the Maker seeking any relief under any present or future statute, law or regulation relating to bankruptcy or insolvency, such proceeding shall not have been dismissed, or if, within sixty (60) days after the appointment, without the consent or acquiescence of the Maker, of any trustee or receiver of the Maker or of any material part of its properties, such appointment shall not have been vacated.

     5.2 If an Event of Default specified in Section 5.1(a), (b), (c) or (d) above shall exist, 100% of the Maker's Distributable Cash shall be applied to pay amounts due and payable under the Note Documents and no distributions shall be made to Members of the Maker until all such amounts due to the Payee shall have been paid in full (whereupon distributions to the Members may be made to the extent permitted by Sections 1.1(a)(ii), 1.1(b)(ii) and the last paragraph of Section 1.2 of this Note). If any Event of Default shall exist, the Payee may forthwith, and without further delay undertake any one or more of the actions or remedies specified in the Security Agreement or other Note Documents or available at law or in equity, except that, subject to the next sentence, acceleration of payment of this Note prior to the Maturity Date shall not be a remedy available to the Payee. If an Event of Default specified in Section 5.1(a)(i) above shall exist which shall not have been cured within ten days after written notice of such Event of Default shall have been given to the Maker, then, subject to Section 7.20 of the Note Agreement, the entire unpaid balance of the principal, any accrued but unpaid interest and all other sums evidenced by this Note (including but not limited to Shared Appreciation and other sums payable at maturity under Section 1.2 calculated as if the date of acceleration were the Maturity Date hereunder), at the option of the Payee, shall become immediately due and payable, without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived.

     In the event of the occurrence of an Event of Default described in Section 5.1(c) above (other than such an Event of Default which resulted from an occurrence, event or act of a third person beyond the control of the Maker or of any member or Affiliate of the Maker, a partner of any such member or an Affiliate of any partner of any member of the Maker) which has the effect of reducing the amount of Distributable Cash otherwise available to the Maker or the Residual Value of the Maker, the amount payable under this Note shall include, without limitation, 33-1/3% of the amount of such reduction in Distributable Cash and/or Residual Value, as applicable.

     All costs of collection of this Note and (if the Payee is the prevailing party) enforcement of the Note Documents incurred by the Payee, including reasonable attorneys' fees and court costs, shall be paid by the Maker and such payment shall be secured by the Security Agreement.

     5.3 In addition to the above-stated rates of interest, after an Event of Default described in Section 5.1(a) or 5.1(b) shall continue to exist for a period of thirty (30) days, default interest ("Default Interest") on the amounts due and payable to the Payee hereunder shall accrue and be payable at a rate which is equal to fifteen percent (15%) per annum (the

"Default Rate"). Default Interest at the Default Rate shall continue to accrue on any judgment entered on this Note until the judgment and interest and costs have been paid in full.

     The remedies of the Payee provided in this Note and in the Note Documents shall be cumulative and concurrent, and may be pursued singly, successively and together at the sole discretion of the Payee, and may be exercised as often as occasion therefor shall occur, and the failure to exercise any such right or remedy shall in no event be construed as a waiver or release of the same.

6. WAIVERS: The Maker and all endorsers, sureties and guarantors waive presentment for payment, demand, notice of demand, notice of non-payment or dishonor, protest and notice of protest of this Note, and all other notices in connection with the delivery, acceptance, performance, default, or enforcement of the payment of this Note. Liability under this Note shall be unconditional and shall not be affected in any manner by any indulgence, extension of time, renewal, waiver or modification granted or consented to by the Payee.

7. TAXES: The Maker shall pay the cost of any revenue, tax or other stamps now or in the future required by law at any time to be affixed to this Note or any Note Document and if any such taxes shall be imposed with respect to debts evidenced or secured by the Note Documents, or with respect to notes evidencing such debts, the Maker agrees to pay such taxes or to reimburse the Payee upon demand the amount of such taxes paid by the Payee, whether or not Distributable Cash then exists.

8. JURISDICTION: The Maker irrevocably consents to the non-exclusive jurisdiction of any of the courts of the State of New Jersey and Delaware and of any federal courts located therein and agrees that the Payee may bring suit against the Maker in any of such courts. The Maker also waives the right to bring any counterclaims against the Payee in any suit or action in any court of law or equity in which the Payee and the Maker are adverse parties.

9. MISCELLANEOUS:

     9.1 Successors and Assigns. The words the "Payee" and the "Maker" whenever occurring herein shall be deemed and construed to include the respective successors and assigns of the Payee and the Maker.

     9.2 Governing Law. This instrument is made in and shall be construed in accordance with and governed by the substantive laws of the Commonwealth of Pennsylvania without reference to conflict of laws principles.

     9.3 Notices: All notices permitted or required under this Note shall be in writing, and shall be (a) sent by registered or certified mail, postage prepaid,
(b) sent by a national overnight courier service, (c) sent by facsimile transmission (with electronic confirmation), or (d) hand delivered, addressed to the addressee at the addresses set forth below:

          If to the Maker:          Realen-Turnberry/Cherry Hill, LLC
                                    c/o Realen Garden State Park
                                    Associates, L.P.
                                    1000 Chesterbrook Blvd., Suite 100
                                    Berwyn,  PA  19312
                                    Attention: Mr. Dennis Maloomian
                                    Fax:                         , and
                                    c/o  Soffer/Cherry Hill, LLC
                                    19495 Biscayne Boulevard, Suite 500
                                    Aventura, FL 33180
                                    Attention:  Mr. Jeffrey Soffer
                                    Fax:

          with copies to:           Soffer/Cherry Hill, LLC
                                    19495 Biscayne Boulevard, Suite 400
                                    Aventura, FL 33180
                                    Attention: Legal Department
                                    Fax: (305) 933-5535, and

                                    Jack D. Weiner, Esquire
                                    Askot & Weiner
                                    The Belgravia
                                    1811 Chestnut Street, Suite 701
                                    Philadelphia, PA  19103
                                    Fax:  (215) 972-0838

          If to Payee:              GSRT, LLC
                                    Garden State Park
                                    Route 70 and Haddonfield Road
                                    Cherry Hill, NJ 08034
                                    Attention: Mr. Francis W. Murray
                                    Fax: (856) 488-7585

          with a copy to:           David S. Petkun, Esquire
                                    Cozen and O'Connor
                                    1900 Market Street
                                    Philadelphia, PA 19103
                                    Fax: (215) 665-2013

or at such other address as the addressee may designate by notice given in accordance with this paragraph.

     Notices shall be deemed received by the addressee (a) if sent by mail, two business days after properly delivered to the U.S. Postal Service, (b) if sent by overnight courier, one business day after delivered to the overnight courier service, (c) if transmitted by facsimile, upon proper transmission to the addressee, and (d) if hand delivered, upon delivery.

10. NON-RECOURSE LIABILITY OF MAKER'S MEMBERS: No Member of the Maker shall be personally liable for any of the indebtedness evidenced by this Note. However, each such Member is granting a security interest in distributions from the Maker payable to or (except for distributions which are not prohibited by the terms of this Note) received by such Member as provided in the Security Agreement, and each Member of the Maker shall be liable to the extent of any distributions received by such Member in violation of the terms hereof.

11. RESIGNATION OF MEMBER: If, upon resignation of a Member, the resigned Member would have a right to receive the fair value of its interest in the Maker, then the Payee shall have the right to sell this Note to the Company at any time for a purchase price, payable in cash, equal to the fair value of a 33 1/3% interest in the Maker.

     IN WITNESS WHEREOF, the Maker has duly executed this Note under seal the day and year first above mentioned.

                                  REALEN-TURNBERRY/CHERRY HILL, LLC,
                                  a Delaware limited liability company

                                  By:  REALEN-TURNBERRY/CHERRY HILL
                                  ASSOCIATES, a Delaware general partnership,
                                  its Sole Member

                                    By: REALEN GARDEN STATE PARK
                                        ASSOCIATES, L.P., a Pennsylvania
                                        limited partnership, General Partner

                                        By:   REALEN GSGP, INC., a
                                              Pennsylvania corporation,
                                              its sole General Partner

                                              By:  /s/  Dennis Maloomian
                                                   Dennis Maloomian,
                                                   President

                                    By: SOFFER/CHERRY HILL
                                        PARTNERS, LIMITED
                                        PARTNERSHIP, a Florida
                                        limited partnership, General Partner

                                        By: SOFFER/CHERRY HILL,
                                            LLC, a Florida limited
                                            liability company,
                                            its sole General Partner


                                            By: /s/  Jeffrey Soffer
                                                Jeffrey Soffer, Managing
                                                Member

Exhibit 10.3


                               SECURITY AGREEMENT


     THIS SECURITY AGREEMENT, dated as of November 29, 2000, by and among Realen-Turnberry/Cherry Hill, LLC, a Delaware limited liability company (the "Company"), the members of the Company parties to this Agreement (said members being collectively called the "Pledgors"), and GSRT, LLC, a Delaware limited liability company (the "Seller"),


                               W I T N E S S E T H
                               - - - - - - - - - -


     Background. As evidenced by that certain promissory note of the Company of even date herewith payable to the order of the Seller (the "Note"), the Company is indebted to the Seller under the terms and conditions of the Note and the accompanying Note Agreement of even date herewith between the Company and the Seller (such agreement, as amended or modified from time to time as permitted by the terms thereof, being hereinafter called the "Note Agreement"). Section 3.11 of the Note Agreement requires the Pledgors to enter into this Security Agreement in order to secure the Company's obligations under the Note.

     NOW, THEREFORE, in consideration of the foregoing and to induce the Seller to accept the Note from the Company in payment of a portion of the purchase price of the Cherry Hill Property (as defined in the Note Agreement), the parties hereto, intending to be legally bound, agree as follows:

     1. The term "Collateral" shall mean (i) all right, title and interest of the Pledgors in all Distributable Cash, as defined in the Note, whether now owned or hereafter acquired by the Pledgors,(ii) all rights of the Pledgors to receive, and all interests of the Pledgors in, all distributions from time to time made or to be made by the Company, whether pursuant to the operating agreement of the Company or otherwise, whether now owned or hereafter acquired by the Pledgors, and (iii) all proceeds of all of the foregoing.

     2. (a) As security for the prompt satisfaction of the Company's obligations under the Note and the Note Agreement, whether now existing or hereafter arising (the "Obligations"), the Pledgors hereby pledge to the Seller the Collateral and grant the Seller a lien on and security interest therein.

     (b) If a Pledgor shall become entitled to receive or shall receive, in connection with any of the Collateral, any:

          (i) Distribution payable in property, other than cash; or

          (ii) Distributions or payments of any sort, then, except as otherwise provided with respect to cash distributions in paragraph 2(c) below: the Pledgor shall accept the same as the Seller's agent, in trust for the Seller, and shall deliver them forthwith to the Seller in the exact form received with, as applicable, the Pledgor's endorsement when necessary, to be received and applied by the Seller, subject to the terms hereof, as part of the Collateral.

     (c) Unless an Event of Default (as defined in the Note) shall have occurred and be continuing: the Pledgors shall be entitled to receive for their own use (and not as agent of the Seller) distributions from the Company of Distributable Cash except to the extent distributions are prohibited by the Note. Upon the occurrence and during the continuation of an Event of Default, the Company shall deliver to the Seller all Distributable Cash from time to time held by it, and the Pledgors shall deliver to the Seller all distributions received by them before such Event of Default to the extent such distributions were prohibited by the Note, and all distributions from time to time received by them during the continuance of the Event of Default, for application towards the costs and expenses referred to in paragraph 2(d)(i) and then to the Obligations, until all Obligations then due, and all Obligations which become due upon distribution of Collateral to the Pledgors under paragraph 2(d)(iv) below, have been paid in full.

     (d) Collateral shall be applied as follows:

          (i) First, to the costs and expenses of enforcement of the rights of the Seller hereunder and under the other Note Documents (as defined in the Note), including reasonable attorneys' fees and legal expenses;

          (ii) Second, to the satisfaction of the Obligations to the extent then due and payable;

          (iii) Third, to the payment of any other amounts required by applicable law (including, without limitation, Section 9-504(l)(c) of the Uniform Commercial Code or its successor provision, if any); and

          (iv) Fourth, to the Pledgors to the extent of any surplus proceeds, provided, however, that any application of Collateral or surplus proceeds to the Pledgors (or any of them) under this paragraph 2(d)(iv) or for the benefit of the Pledgors (or any of them) under paragraph 2(d)(iii) which would constitute a distribution to the Pledgors (or any of them) from the Company will cause a payment under the Note to become due simultaneously therewith, and the Seller is hereby authorized to withhold from the Collateral or surplus proceeds all amounts becoming so due under the Note and to apply the same towards payment of such amounts.

     (e) Each Pledgor agrees to pay to the Seller, to the extent necessary to pay Obligations then due, an amount equal to any distribution previously made to such Pledgor by the Company in violation of the prohibition against such distribution contained in Section 1.1(a)(ii), Section 1.1(b)(i) or (ii), or 1.2 of the Note.

     3. The Pledgors represent and warrant to the Seller that the execution and delivery of this Agreement and the performance of its terms will not result in any violation of or constitute a default under the terms of any agreement, indenture or other instrument, license, judgment, decree, order, law, statute, ordinance or other governmental rule or regulation, applicable to the Pledgors or any of them. The Pledgors further represent and warrant to the Seller that, at the date hereof, all members of the Seller and their percentage ownership interests therein are set forth in Section 2.2 of the Note Agreement.

     4. (a) Each Pledgor warrants and will, at the Pledgor's own expense, defend the Seller's right, title, special property and security interest in and to the Collateral in which such Pledgor has an interest against the claims of any person, firm, corporation or other entity.

     (b) Each Pledgor promptly shall notify the Seller in writing of any change in such Pledgor's percentage ownership interest in or allocable share of profits, losses or distributions of or from the Company, and any termination of such Pledgor's equity interest in the Company. In no event shall the Company admit any new member or permit any transfer of a membership interest (in whole or in part) unless the proposed new member or transferee shall have joined in and agreed to be bound as a Pledgor hereby.

     5. Each Pledgor shall at any time, and from time to time, upon the written request of the Seller, execute and deliver such further documents (including but not limited to Uniform Commercial Code financing statements) and do such further acts and things as the Seller may reasonably request to effectuate the purposes of this Agreement or to perfect the Seller's security interest hereunder.

     6. Upon satisfaction in full of all Obligations and the satisfaction of all additional costs and expenses of the Seller as provided herein, this Agreement shall terminate and the Seller shall deliver to each Pledgor, at such Pledgor's expense, any of the Collateral in the Seller's possession belonging to such Pledgor as shall not have been applied pursuant to this Agreement.

     7. (a) Beyond the exercise of reasonable care to assure the safe custody of any Collateral held by it as collateral security hereunder, the Seller shall have no duty or liability to preserve rights pertaining thereto and shall be relieved of all responsibility for such Collateral upon surrendering it or tendering surrender of it to the Company.

     (b) No course of dealing between any Pledgor or the Company and the Seller, nor any failure to exercise, nor any delay in exercising, any right, power or privilege of the Seller hereunder, under the Note or under the Note Agreement or any other Note Document (as defined in the Note) shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or thereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

     (c) The rights and remedies provided herein and in all other agreements, instruments, and documents delivered pursuant to or in connection with the Note Agreement, are cumulative and are in addition to and not exclusive of any rights or remedies provided by law, including, but without limitation, the rights and remedies of a secured party under the Uniform Commercial Code.

     (d) The provisions of this Agreement are severable, and if any clause or provision shall be held invalid or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect only such clause or provision or part thereof in such jurisdiction and shall not in any manner affect such clause or provision in any other jurisdiction or any other clause or provision in this Agreement in any jurisdiction.

     8. All notices or other communications ("Notices") required or permitted hereunder shall be in writing and shall be deemed given upon receipt thereof if mailed by registered or certified mail, return receipt requested, postage prepaid, or if delivered in person or by courier service, or by telecopier and confirmed by mail, addressed as follows to the person entitled to receive the same, or addressed to such other address or telecopier number as may hereafter be designated by such person by notice hereunder to all other parties.

          If to a Pledgor:

               to such Pledgor at its address given beneath its signature to this Agreement.

          If to the Seller:

               GSRT, LLC
               c/o Garden State Park
               Route 70 and Haddonfield Road
               Cherry Hill, NJ   08034
               Attention:  Mr. Francis W. Murray

          If to the Company, to such address as is provided in Section 7.7 of the Note Agreement.

     9. This Agreement shall inure to the benefit of and shall be binding upon the successors and assigns of the parties hereto.

     10. This Agreement shall be construed in accordance with the substantive law of the Commonwealth of Pennsylvania without regard to principles of conflicts of laws and is intended to take effect as an instrument under seal.

     11. This Agreement may be amended only by a written instrument signed by the Company, each of the Pledgors and the Seller.

     12. The Seller and the Company may, at any time or from time to time, in such manner and upon such terms as it may deem proper, agree to extend or change the time of payment or the manner or place of payment of, or otherwise modify or waive any of the terms of, or release, exchange, settle or compromise any or all of the Obligations or any collateral security therefor, or subordinate payment of the same, or any part thereof, to the payment of any other indebtedness, liabilities or obligations of the Company which may at any time be due or owing to the Seller or anyone, or elect not to enforce any of the Seller's rights with respect to any or all of the Obligations or any collateral security therefor, all without notice to, or further assent of any Pledgor and without releasing or affecting any Pledgor's obligations hereunder.

     13. Each Pledgor hereby waives the following:

     (a) promptness, diligence, presentment, demand, notice of acceptance and any other notice with respect to any of the Obligations or any Note Document, except for such notice as may be expressly required under a Note Document;

     (b) any defense or circumstance which might otherwise constitute a legal or equitable discharge of any guarantor, including, without limitation, any obligation which the Seller otherwise might have to proceed against the Company prior to exercising any rights hereunder;

     (c) all benefits under any present or future laws exempting any property, real or personal, or any part of any proceeds thereof, from attachment, levy or sale under execution, or providing for any stay of execution to be issued on any judgment recovered under the Note or any other Note Document or in any replevin or foreclosure proceedings, or otherwise providing for any valuation, appraisal or exemption, except as otherwise expressly provided in the Note Agreement and the Note; and

     (d) any and all procedural errors, defects and imperfections in any action by the Seller in replevin, foreclosure or other court process or in connection with any other action related to the Note, any Note Document or the transactions contemplated therein.

     14. Each Pledgor hereby expressly agrees that it shall not exercise, against the Company or any other Pledgor or transferee thereof, or any guarantor, grantor of collateral, endorser or Person, any: (a) right which such Pledgor may now have or hereafter acquire by way of subrogation under this Agreement, by law or otherwise or by way of reimbursement, indemnity, exoneration, or contribution; (b) right to assert defenses as the primary obligor of the Obligations; or (c) right to enforce any remedy which the Seller may now have or hereafter acquire against the Company or any other Pledgor, or any other guarantor, maker, endorser or Person; in any case, whether any of the foregoing rights may arise in equity, under contract, by payment, statute, common law or otherwise until all Obligations have been indefeasibly paid in full in cash. Without limiting the foregoing, it is expressly agreed that a Pledgor will not have or be entitled to assert any subrogation right against the Company unless and until the Note shall have been paid in full in cash such that the conversion right contained in Section 6.1 of the Note Agreement shall have expired without being exercised. If in violation of the foregoing any amount shall be paid to any Pledgor on account of any such rights at any time, such amount shall be held in trust for the benefit of the Seller and shall forthwith be paid to the Seller to be credited and applied against the Obligations, whether matured or unmatured, in accordance with the terms of the Note and the Note Agreement.

     15. Each Pledgor hereby consents that any action or proceeding against it may be commenced and maintained in any court within the State of New Jersey or Delaware or in any United States District Court located within either such State; and each Pledgor agrees that the courts of the States of New Jersey and Delaware and any United States District Court located within either such State shall have in personam jurisdiction with respect to each Pledgor and the Collateral. Notwithstanding the foregoing, the Seller, in its absolute
discretion,   may  also  initiate   proceedings  in  the  courts  of  any  other
jurisdiction in which a Pledgor may be found or in which any of its properties or Collateral may be located.

     16. This Agreement may be signed in any number of counterpart copies, each of which shall be an original and all of which shall constitute one and the same instrument. Each Person (as defined in the Note Agreement) who becomes a member of the Company or a transferee of a member of the Company after the date hereof shall join in and agree to be bound as a Pledgor hereunder by executing and delivering to the Seller a counterpart Pledgor/Transferee Signature Page in the form attached hereto.

     17. Subject to paragraph 2(e) hereof: each Pledgor shall not be personally liable in respect of the Obligations; and the Seller shall look solely to the Collateral and not to any Pledgor personally for satisfaction of the Obligations.

     IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

                                GSRT, LLC

                                By:   Garden State Race Track, Inc.,
                                      its Sole Member

                                      By: /s/ Francis W. Murray
                                          ---------------------
                                          Authorized Officer

                                REALEN-TURNBERRY/CHERRY HILL, LLC

                                By:   REALEN-TURNBERRY/CHERRY HILL
                                      ASSOCIATES, a Delaware general
                                      partnership, its Sole Member

                                      By:  REALEN GARDEN STATE PARK
                                           ASSOCIATES, L.P., a Pennsylvania
                                           limited partnership, General Partner

                                           By:   REALEN GSGP, INC., a
                                                 Pennsylvania corporation,
                                                 its sole General Partner

                                                 By: /s/ Dennis Maloomian
                                                     --------------------
                                                     Dennis Maloomian,
                                                     President

                                      By:  SOFFER/CHERRY HILL
                                           PARTNERS, LIMITED
                                           PARTNERSHIP, a Florida
                                           limited partnership, General Partner

                                           By:   SOFFER/CHERRY HILL,
                                                 LLC, a Florida limited
                                                 liability company,
                                                 its sole General Partner

                                                 By: /s/ Jeffrey Soffer
                                                     ------------------
                                                     Jeffrey Soffer,Managing
                                                     Member


              PLEDGOR AND TRANSFEREE SIGNATURES APPEAR ON ATTACHED
                       PLEDGOR/TRANSFEREE SIGNATURE PAGES

                        PLEDGOR/TRANSFEREE SIGNATURE PAGE


     The undersigned, being a member or transferee of a member of Realen-Turnberry/Cherry Hill, LLC, a Delaware limited liability company (the "Company"), or a successor thereto, hereby joins in and agrees to be bound as a Pledgor under the Security Agreement dated November 29, 2000, among the Company, its members, and GSRT, LLC.

                                REALEN-TURNBERRY/CHERRY HILL
                                ASSOCIATES, a Delaware general partnership

                                     By: REALEN GARDEN STATE PARK
                                         ASSOCIATES, L.P., a Pennsylvania
                                         limited partnership, General Partner

                                         By:   REALEN GSGP, INC., a
                                               Pennsylvania corporation,
                                               its sole General Partner

                                               By: /s/ Dennis Maloomian
                                                   --------------------
                                                   Dennis Maloomian,
                                                   President

                                     By: SOFFER/CHERRY HILL
                                         PARTNERS, LIMITED
                                         PARTNERSHIP, a Florida
                                         limited partnership, General Partner

                                         By:   SOFFER/CHERRY HILL,
                                               LLC, a Florida limited
                                               liability company,
                                               its sole General Partner

                                               By: /s/ Jeffrey Soffer
                                                   ------------------
                                                   Jeffrey Soffer,Managing
                                                   Member

                     Addresses of Member's
                     general partner:         Soffer/Cherry Hill Partners,
                                              Limited Partnership
                                              19501 Biscayne Blvd., Suite 500
                                              Aventura, Florida  33180,
                                              Attention: Mr. Jeffrey Soffer, and

                                              Realen Garden State Park
                                              Associates, L.P.
                                              1000 Chesterbrook Blvd., Suite 100
                                              Berwyn, PA  19312
                                              Attn:  Mr. Dennis Maloomian